Exhibit 4.1

FAR EAST ENERGY (BERMUDA), LTD.

as Company

FAR EAST ENERGY CORPORATION
as Parent Guarantor

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

SENIOR SECURED NOTES DUE 2016

INDENTURE

DATED AS OF

January 15, 2013

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EXHIBIT A	FORM OF NOTE
EXHIBIT B	FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C	FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
EXHIBIT E	FORM OF NOTATION OF GUARANTEE
EXHIBIT F	FORM OF SUPPLEMENTAL INDENTURE

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This INDENTURE, dated as of January 15, 2013 (this “Indenture”), is by and among Far East Energy (Bermuda), Ltd., a Bermuda exempted company (such company and any successor, the “Company”), Far East Energy Corporation, a Nevada corporation (such company and any successor, the “Parent Guarantor” or “FEEC”) and Wells Fargo Bank, National Association, as trustee (such institution and any successor, the “Trustee”) and as Collateral Agent (as hereinafter defined).

WITNESSETH:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Senior Secured Notes due 2016 to be issued by the Company and guaranteed by the Parent Guarantor (together with any increases in the aggregate principal amount thereof, or any PIK Notes (as defined herein) with respect thereto, in each case in connection with any PIK Payment (as defined herein) with respect thereto, the “Notes”).

WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

WHEREAS, the Company and the Parent Guarantor are entering into this Indenture to establish the form and terms of the Notes.

WHEREAS, all conditions necessary to authorize the execution and delivery of this Indenture and to make it a valid and binding obligation of the Company and the Parent Guarantor have been done or performed and the Company and the Parent Guarantor have done or performed all things necessary to make the Notes and the guarantee by the Parent Guarantor, when the Notes are executed by the Company and authenticated and delivered by or on behalf of the Trustee and duly issued by the Company, the valid obligations of the Company and the Parent Guarantor.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company, the Parent Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01         Definitions.

The following are definitions used in this Indenture:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

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“Acquired Debt” means, with respect to any specified Person:

(a)         Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, or expressly assumed in connection with the acquisition of assets from any such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(b)         Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means any Notes (other than Initial Notes) issued under this Indenture in accordance with Sections 2.01, 2.02 and 2.13 of this Indenture, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the total voting power of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings. For the avoidance of doubt, for purposes of this Indenture, none of Ashmore Investment Management Limited or any of the funds in which it manages shall be deemed to be an Affiliate of FEEC, the Company or any Restricted Subsidiary of FEEC.

“Agent” means any Registrar, co-registrar, Paying Agent or any other agent appointed pursuant to this Indenture.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer, redemption or exchange.

“Asset Sale” means:

(a)         the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of FEEC and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.17 hereof and not by the provisions of Section 4.12 hereof; and

(b)         the issuance of Equity Interests in any of FEEC’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

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Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a)         any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $100,000 in any fiscal year;

(b)         a transfer of assets between or among FEEC and its Restricted Subsidiaries made with the consent of the Required Noteholders; provided that any such transfer that constitutes a transfer of Collateral is only to the Company or a Guarantor and the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the transferee;

(c)         the sale or lease of equipment, inventory, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, no longer useful, worn-out or obsolete assets in the ordinary course of business;

(d)         the sale or other disposition of cash or Cash Equivalents;

(e)         the sale or transfer (whether or not in the ordinary course of business) made with the consent of the Required Noteholders of any Oil and Gas Property (other than the Project) or interest therein to which no proved or probable reserves are attributable at the time of such sale or transfer;

(f)         the sale or transfer of Hydrocarbons or other mineral products in the ordinary course of business;

(g)         the granting or perfection of Liens not otherwise prohibited by the indenture;

(h)         any sale of assets received (i) in compromise of (1) obligations of trade creditors or customers owing to FEEC or a Restricted Subsidiary of FEEC incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (2) litigation, arbitration or other disputes; or (ii) as a result of a foreclosure by FEEC or any of FEEC’s Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(i)         the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien; provided that the Net Proceeds therefrom (if any) are applied in accordance with Section 4.12;

(j)         any Production Payment or Reserve Sale made with the consent of the Required Noteholders; and

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(k)         the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims.

“Asset Sale Offer Price” means the purchase prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest from the Issue Date to but excluding the applicable purchase date and other amounts due thereon, if the purchase date occurs during the period set forth below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

If the purchase date occurs during the period below:	Percentage
On or after the Issue Date to and including February 28, 2014	100.000%
On or after March 1, 2014 to and including December 31, 2014	104.000%
On or after January 1, 2015	108.000%

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation.

“Bankruptcy Law” means any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(a)         with respect to a company or corporation, the board of directors of the company or corporation or any committee thereof duly authorized to act on behalf of such board;

(b)         with respect to a partnership, the board of directors of the general partner of the partnership;

(c)         with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

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(d)         with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Expenditures” means, for any period, all direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets or of the Capital Stock of any other Person determined in conformity with GAAP.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(a)         in the case of a company or corporation, corporate stock;

(b)         in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)         in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)         any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(a)         United States dollars;

(b)         Chinese Renminbi held in the ordinary course of business;

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(c)         securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities, unless such securities are deposited to defease any debt, of not more than one year from the date of acquisition;

(d)         certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million, in the case of United States banks, and $100.0 million (or the non-U.S. equivalent), in the case of non-United States banks, and, in each case, whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(e)         repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) of this definition;

(f)         commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(g)         marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another internationally recognized rating agency) and in each case maturing within one year after the date of acquisition; and

(h)         money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition.

“Cash Interest” has the meaning set forth in paragraph 2 of the Notes.

“Change of Control” means the occurrence of any of the following:

(a)         the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company or FEEC and its Restricted Subsidiaries taken as a whole (other than a disposition of such property as an entirety or virtually as an entirety to any Restricted Subsidiary of FEEC) to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(b)         the adoption of a plan relating to the liquidation or dissolution of the Company or FEEC;

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(c)         the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the ultimate Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of FEEC, measured by voting power rather than number of shares;

(d)         FEEC ceases to own directly or indirectly (including as Beneficial Owner) 100% of the Capital Stock of the Company;

(e)         the first day on which a majority of the members of the Board of Directors of the Company or FEEC are not Continuing Directors; or

(f)         a Change of Operator occurs.

“Change of Control Offer Price” means the purchase prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest from the Issue Date to but excluding the applicable purchase date and other amounts due thereon, if the purchase date occurs during the period set forth below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

If the purchase date occurs during the period below:	Percentage
On or after the Issue Date to and including February 28, 2014	100.000%
On or after March 1, 2014 to and including December 31, 2014	104.000%
On or after January 1, 2015	108.000%

“Change of Operator” means the occurrence of any of the following:

(a)         the Company ceases to hold more than 50% of the working interest in the Project; or

(b)         the Company ceases to be the operator of the Project, including without limitation, through assigning its rights and obligations as operator of the Project to a third party.

“Clearstream” means Clearstream Banking, S.A. or its successors.

“Collateral” means all collateral securing, or purporting to secure, directly or indirectly, the Notes or any Note Guarantee pursuant to the Security Documents.

“Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as collateral agent for the benefit of the Holders, the Existing Agent, the lenders under the Existing Credit Agreement, itself and the Trustee under the Security Documents, together with its successors in such capacity.

“Common Stock” means, with respect to any Person, any and all shares of such Person’s common stock or ordinary shares, whether or not outstanding on the Issue Date, and include without limitation all series and classes of such common stock or ordinary shares.

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“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(a)         provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(b)         the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(c)         depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(d)         non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; minus

(e)         to the extent (i) the related Production Payments were included in Consolidated Cash Flow in a prior period and (ii) included in determining Consolidated Net Income, the sum of (A) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (B) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments; plus

(f) unless otherwise consented to by the Required Noteholders, the Net Proceeds of any Production Payments and Reserve Sales received during such period.

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(a)         the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(b)         the Net Income of any Restricted Subsidiary (other than the Company) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

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(c)         the cumulative effect of a change in accounting principles will be excluded; and

(d)         any “ceiling limitation” on oil and gas properties or other asset impairment writedowns under GAAP or Commission guidelines will be excluded.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of FEEC, as applicable, who:

(a)         was a member of such Board of Directors on the Issue Date; or

(b)         was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control Agreement” means an account control agreement, in form and substance reasonably satisfactory to Collateral Agent, which is executed and delivered by the Company or FEEC, Collateral Agent, and a bank, intermediary or other Person maintaining a deposit account (as that term is defined in Article 9 of the Uniform Commercial Code) or holding any financial assets or commodities or investment property of the Company or FEEC.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 750 N. Saint Paul Place, Suite 1750, MAC T9263-170, Dallas, Texas 75201, Attention: Corporate, Municipal & Escrow Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“CUCBM” means China United Coalbed Methane Corporation, a company incorporated in the Peoples' Republic of China having its headquarters domiciled in Beijing, The People’s Republic of China with registration number 100000000019566.

“Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as Custodian with respect to the Notes, any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

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“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company, FEEC and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Entrustment Management Agreement” means the entrustment management agreement dated 18 January 2011 between the Company and Shan Xi Coal.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or its successors.

“Event of Loss” means, with respect to any property (real or personal) or assets, any casualty, loss, damage, destruction or similar loss with respect to such property or assets, having an aggregate Fair Market Value, net of any insurance proceeds, in excess of $10.0 million.

“Excess Cash Flow” means, for any period, the Consolidated Cash Flow of FEEC and its Restricted Subsidiaries for such period, adjusted as follows:

(a)         minus the cash portion of Fixed Charges (net of interest income) and the cash portion of any related financing fees with respect to such period;

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(b)         minus the cash portion of all federal, state, local and foreign income taxes and franchise or margin taxes made or paid by FEEC and its Restricted Subsidiaries during such period or (without duplication) to be made or payable by FEEC and its Restricted Subsidiaries with respect to such period;

(c)         minus all Capital Expenditures made (but excluding Capital Expenditures that were committed to be made during a prior period and deducted in determining Excess Cash Flow) or committed to be made during such period by FEEC and its Restricted Subsidiaries. For purposes of this clause (c), a commitment shall be considered to be made during a period if such commitment was made during such period for Capital Expenditure that is to be made within six-months following the end of such period;

(d)         minus any reduction in the principal amount of the Indebtedness resulting from principal payments made thereon (other than payments on the Notes, the Existing Credit Facility, any unsecured Indebtedness or any Indebtedness that is subordinated to the Notes or any Note Guarantee) during such period; provided that (i) such Indebtedness had been incurred in accordance with this Indenture and (ii) if the Indebtedness repaid is revolving credit Indebtedness, such payment shall have correspondingly permanently reduced commitments with respect thereto;

(e)         minus or plus, respectively, any net increase or decrease in Net Working Capital from the beginning to the end of such period; and

(f)         minus net cash contributions, deposits, payments or charges (including contributions, deposits, payments or charges in respect of performance, surety and similar bonds and with respect to letters of credit in support thereof) in respect of FEEC’s and its Restricted Subsidiaries’ plugging and abandonment obligations arising from, or related to, the Oil and Gas Business.

“Excess Cash Flow Amount” means, with respect to any year an amount equal to (i) 50% of Excess Cash Flow of FEEC and its Restricted Subsidiaries for such year, minus (ii) $5.0 million, and minus (iii) the principal amount of the Existing Credit Facility repaid with Excess Cash Flow for such period.

“Excess Cash Flow Offer Price” means the purchase prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest from the Issue Date to but excluding the applicable purchase date and other amounts due thereon, if the purchase date occurs during the period set forth below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

If the purchase date occurs during the period below:	Percentage
On or after the Issue Date to and including February 28, 2014	100.000%
On or after March 1, 2014 to and including December 31, 2014	104.000%
On or after January 1, 2015	108.000%

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Assets” has the meaning ascribed to such term in the Security Documents.

“Existing Agent” means the lender under the Existing Credit Facility or any administrative agent or collateral agent appointed under the Existing Credit Facility, and any of its respective successors or assigns and any initial or successor administrative agent or collateral agent under any subsequent Existing Credit Facility Documents.

“Existing Credit Facility” means that certain Facility Agreement dated November 28, 2011 for the Company with Standard Chartered Bank acting as Lender and FEEC acting as guarantor, as it may be amended, restated, amended and restated, extended, renewed, refinanced, supplemented or otherwise modified from time to time; provided that any extension or renewal of the Existing Credit Facility shall not be materially more restrictive, taken as a whole, as the Existing Credit Facility on the Issue Date without the consent of the Required Noteholders; provided, further, that for the purposes of the second paragraph of Section 3.01 and Sections 3.07, 3.08, 3.10, 4.12, 4.13, 4.17, 4.21 and 8.01, a reference to “Obligations under the Existing Credit Facility” shall mean the principal amount outstanding of loans made under the Existing Credit Facility as at the Issue Date, together with any accrued interest, fees, costs and other expenses owing from time to time under the Existing Credit Facility in connection therewith.

“Existing Credit Facility Documents” means (a) the Existing Credit Facility, the Pari Passu Security Documents entered into in connection with the Existing Credit Facility and each of the other agreements, documents or instruments under the Existing Credit Facility and (b) any other related documents or instruments executed and delivered pursuant to the Existing Credit Facility and the Pari Passu Security Documents described in clause (a) above evidencing or governing any Obligations thereunder, each as it may be amended, restated, amended and restated, renewed, refinanced, supplemented or otherwise modified from time to time.

“Existing Indebtedness” means all Indebtedness of FEEC and its Restricted Subsidiaries, including the Indebtedness under the Existing Credit Facility, in existence on the Issue Date until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of FEEC (unless otherwise provided in this Indenture).

“FEEC” means Far East Energy Corporation, a Nevada corporation, and its successors and assigns.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

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(a)         the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(b)         the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(c)         any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(d)         all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means the global Notes in the form of Exhibit A hereto issued in the name of the Depositary.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership agreements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means FEEC and each Subsidiary Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)         interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b)         other agreements or arrangements designed to manage interest rates or interest rate risk; and

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(c)         other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases or production sharing contracts, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, natural gas (including coalbed methane), casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Incremental Available Amount” means at any time the maximum amount available for borrowing under (or received from, but not applied pursuant to Section 3.10(a)) the Takeout Credit Facility at such time net of fees and other direct costs associated with such Takeout Credit Facility.

“Indebtedness” means, with respect to any specified Person:

(a)         any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(i)	in respect of borrowed money;

(ii)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(iii)	in respect of banker’s acceptances;

(iv)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(v)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(vi)	representing any Hedging Obligations, and

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(b)         with respect to any Production Payment and Reserve Sale, any warranties or guaranties of production or payment by such Person with respect to such Production Payment or Reserve Sale but excluding other contractual obligations of such Person with respect to such Production Payment and Reserve Sale.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Subject to clause (b) of this definition, Production Payments and Reserve Sales made with the consent of the Required Noteholders shall not be deemed to be Indebtedness.

Further, notwithstanding the foregoing, (i) any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133) and (ii) any obligations of Company or a Restricted Subsidiary to reimburse or refund a counterparty to a farm-out, lease, sublease, Joint Venture or similar agreement or arrangement made with the consent of the Required Noteholders for operating, drilling or similar costs and expenses performed, paid or funded by such counterparty arising from any failure to obtain any third party consent or approval or satisfy any other condition to the obligations of the counterparty thereto, in each case, shall not constitute “Indebtedness.”

Notwithstanding the foregoing, any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such Obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness, and subject to no other Liens, shall not constitute “Indebtedness.”

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $60,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Insurance Proceeds” means all proceeds of any insurance policies obtained with respect to FEEC, the Company or any of FEEC’s Restricted Subsidiaries that are paid or payable to or for the account of FEEC or the Company with respect to any casualty, loss, damage, destruction or similar loss with respect to property or assets of FEEC, the Company or any of FEEC’s Restricted Subsidiaries (other than proceeds of insurance policies relating to third party liability).

“Insurance Proceeds Offer Price” means the purchase prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest from the Issue Date to but excluding the applicable purchase date and other amounts due thereon, if the purchase date occurs during the period set forth below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

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If the purchase date occurs during the period below:	Percentage
On or after the Issue Date to and including February 28, 2014	100.000%
On or after March 1, 2014 to and including December 31, 2014	104.000%
On or after January 1, 2015	108.000%

“Intercreditor Agreement” means the intercreditor agreement that is entered into on the Issue Date among the Trustee, the Collateral Agent and the Existing Agent, and acknowledged by the Company and the FEEC, or any future intercreditor agreement that is entered into after the Issue Date by the Trustee or the Collateral Agent with the consent of the Required Noteholders.

“Interest Payment Date” shall have the meaning set forth in paragraph 1 of the Note.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company, FEEC or any Subsidiary of FEEC sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of FEEC such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of FEEC, FEEC will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of FEEC’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.11(d) hereof. The acquisition by the Company, FEEC or any Subsidiary of FEEC of a Person that holds an Investment in a third Person will be deemed to be an Investment by FEEC or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.11(d) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date of the original issuance of the Notes under this Indenture.

“Joint Venture” means any joint venture, partnership or other similar arrangement (other than a Subsidiary of FEEC) in any legal form in which FEEC or any of FEEC’s Restricted Subsidiaries directly or indirectly owns Equity Interests.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or foreign equivalent under applicable law) of any jurisdiction.

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“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents granting Liens on FEEC’s and its Restricted Subsidiaries’ properties and interests, Premises and/or the Leased Premises to secure the Notes.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(a)         any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(b)         the portion of such Net Income attributable to non-controlling interests of Subsidiaries.

“Net Proceeds” means the aggregate cash proceeds received by FEEC or any of FEEC’s Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, required repayments on Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale (other than Collateral) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including liabilities against any indemnification obligations associated with such transaction.

“Net Working Capital” means:

(a)         all current assets of FEEC its Restricted Subsidiaries, minus

(b)         all current liabilities of FEEC its Restricted Subsidiaries, except current liabilities included in Indebtedness,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(a)         as to which neither FEEC nor any of FEEC’s Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, other than Liens on and pledges of the Equity Interests in any Joint Venture owned by FEEC or any of FEEC’s Restricted Subsidiaries to the extent securing otherwise Non-Recourse Debt of such Joint Venture, or (iii) constitutes the lender; and

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(b)         no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of FEEC or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means FEEC’s guarantee of the Notes pursuant to Article 11 and any additional Note Guarantee of the Notes to be executed by any Subsidiary of FEEC pursuant to Section 4.18 or Article 10.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the chief executive officer, director, the principal executive officer, the principal financial officer, the president, the chief financial officer, any vice president, the treasurer, the controller, the secretary or an assistant treasurer, assistant controller or assistant secretary of the Company or any Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, a director, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in this Indenture.

“Oil and Gas Business” means:

(a)         the acquisition, exploration, development, operation and disposition of interests in oil, natural gas (including coalbed methane) and other hydrocarbon properties;

(b)         the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from those interests, including any hedging activities related thereto; and

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(c)         any activity necessary, appropriate, incidental or reasonably related to the activities described above.

“Oil and Gas Properties” means (a) Hydrocarbon Interests, including with respect to undeveloped Oil and Gas Properties, depths below which any proved reserves are then attributable; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all Hydrocarbon in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee and the Collateral Agent that meets the requirements of this Indenture. Such legal counsel may also be an employee of or counsel to the Company, FEEC or any Subsidiary of FEEC.

“Optional Redemption Price” means the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest from the Issue Date to but excluding the applicable redemption date and other amounts due thereon, if the redemption date occurs during the period set forth below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

If the redemption date occurs during the period below:	Percentage
On or after the Issue Date to and including February 28, 2014	100.000%
On or after March 1, 2014 to and including December 31, 2014	104.000%
On or after January 1, 2015	108.000%

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“Parent Guarantor” has the meaning assigned to such term in the first paragraph of this Indenture, and includes its successors under this Indenture and the Notes.

“Pari Passu Secured Obligations” means, collectively, all Obligations arising under the Existing Credit Facility and related Existing Credit Facility Documents.

“Pari Passu Security Agreement” means each collateral document, mortgage, pledge or similar agreement or guaranty entered into to secure the Pari Passu Secured Obligations among the Company and the Guarantor in favor of the Existing Agent.

“Pari Passu Security Documents” means the Pari Passu Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any Pari Passu Secured Obligations or under which rights or remedies with respect to such Liens are governed, each as it may be amended, restated, amended and restated, renewed, refinanced, supplemented or otherwise modified from time to time.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

"Permitted Collateral Liens" means (i) the Liens of the Collateral Agent pursuant to the Security Documents, (ii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor, (iii) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (iv) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, supplier’s, bank’s, repairman’s and mechanics’ Liens, in each case, incurred in the ordinary course of business and liens on deposits in the ordinary course of business to secure liability to insurance carriers, utility producers and landlords, (v) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person, (vi) the filing of UCC financing statements solely as a precautionary measure in connection with operating leases (other than any sale and leaseback transaction) or consignment of goods, (vii) Liens (a) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (b) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, and in each case so long as such account is subject to a Control Agreement; and (viii) deposits incurred or deposits made in the ordinary course of business to secure payment of workers’ compensation or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs (including any such deposits to secure related letters of credit or reimbursement obligations in respect thereof).

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“Permitted Investments” means:

(a)         any Investment in the Company by FEEC;

(b)         any Investment in cash or Cash Equivalents;

(c)         Investments represented by Hedging Obligations in the ordinary course of business and not for speculative purposes pursuant to a hedging policy consented to by the Required Noteholders;

(d)         repurchases of the Notes; and

(e)         Investments (i) in receivables owing to the Company, FEEC or any Restricted Subsidiary of FEEC created or acquired in the ordinary course of business, (ii) constituting the extension of credit to customers or suppliers in the ordinary course of business and (iii) resulting from the guarantee of a Restricted Subsidiary’s trade payables in the ordinary course of business.

“Permitted Liens” means:

(a)         Liens on the Collateral securing Indebtedness and other Obligations under the Existing Credit Facility that do not exceed $21.0 million in aggregate principal amount at any one time outstanding;

(b)         Liens in favor of the Company or the Guarantor;

(c)         Liens that do not exceed $10.0 million at any one time outstanding to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(d)         Liens existing on the Issue Date other than Liens described in clause (a) above;

(e)         Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(f)         Liens securing extensions of credit with trade creditors, including reimbursement obligations with respect to letters of credit, bankers acceptances and similar extensions of credit that encumber documents and other property relating to such instruments and the proceeds thereof, in each case, in the ordinary course of business;

(g)         judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

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(h)         Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, supplier’s, bank’s, repairman’s and mechanics’ Liens, in each case, incurred in the ordinary course of business and liens on deposits in the ordinary course of business to secure liability to insurance carriers, utility producers and landlords;

(i)         survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(j)         Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(k)         leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries;

(l)         the filing of Uniform Commercial Code financing statements solely as a precautionary measure in connection with operating leases (other than any sale and leaseback transaction) or consignment of goods;

(m)        Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(n)         Liens on pipelines and pipeline facilities that arise by operation of law;

(o)         Liens securing Production Payments and Reserve Sales that are not prohibited this Indenture; provided, however, that such Liens do not extend to any property other than the property that is the subject of such Production Payments and Reserve Sales;

(p)         Liens incurred or deposits made in the ordinary course of business to secure payment of workers’ compensation or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs (including any such Liens to secure related letters of credit or reimbursement obligations in respect thereof); and

(q)         Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for exploration, drilling, development, production, processing, transportation, marketing, storage, abandonment or operation and not securing Indebtedness.

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“Person means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PIK Interest” has the meaning set forth in paragraph 2 of the Notes.

“PIK Notes” means additional Notes issued under this Indenture on the same terms and conditions as the Notes in connection with a PIK Payment. For purposes of this Indenture, all references to “PIK Notes” shall include the Related PIK Notes.

“PIK Payment” means an interest payment with respect to the Notes made by increasing the outstanding principal amount of the Notes or by issuing PIK Notes as set forth in paragraph 2 of the Notes.

“PRC” means the People’s Republic of China.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by FEEC or a Restricted Subsidiary of FEEC to any Person of a royalty, overriding royalty, net profits interest, Production Payment (whether Dollar-Denominated Production Payments or Volumetric Production Payments), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

“Production Sharing Contract” means the Production Sharing Contract dated 16 April 2002 between CUCBM and Phillips China assigned to the Company in respect of the exploitation of coalbed methane resources for the Shouyang Area in Shanxi Province, Qinshui Basin, The People's Republic of China, including each subsequent modification agreement.

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“Project” means the development, exploration, extraction and operation of coalbed methane resources in Shouyang Area in Shanxi Province, Qinshui Basin, the People's Republic of China, in accordance with the Project Documents, including the development of additional pilot test wells, production wells, gathering systems and related infrastructure.

“Project Documents” means:

(a)         the Production Sharing Contract;

(b)         the Entrustment Management Agreement;

(c)         the Purchase and Sale Contract; and

(d)         all other documents designated as such by the Company and the Required Noteholders.

“Property” or “Properties” means a contiguous parcel of land subject to a right to explore, develop or produce Hydrocarbons.

“Purchase and Sale Contract” means the purchase and sale contract between CUCBM and Shanxi Provincial dated 12 June 2010.

“QIB” means a “qualified institutional buyer” as defined by Rule 144A.

“Regular Record Date” for the interest payable on any Interest Payment Date means the date specified on the face of the Note.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Required Noteholders” means, at any time, the holders of at least 75% in aggregate principal amount at maturity of the Notes then outstanding voting as a single class.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust administration of the Trustee (or any successor group of the Trustee)), including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

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“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, control agreements, the Intercreditor Agreement and related agreements (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states (or foreign equivalent under applicable law)) entered into to secure the Notes or any Note Guarantee and the Existing Credit Facility, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, to secure any Obligations or under which rights or remedies with respect to any such Lien are governed.

“Securities Purchase Agreement” means the securities purchase agreement that is entered into on the Issue Date among the Company, FEEC, and the several purchasers named therein.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Special Mandatory Redemption Date” means the date thirty days after notice of such redemption is first given in accordance with Section 3.10.

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“Special Mandatory Redemption Price” means the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest from the Issue Date to but excluding the Special Mandatory Redemption Date and other amounts due thereon, if the Special Mandatory Redemption Date occurs during the period set forth below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

If the Special Mandatory Redemption Date occurs during the period below:	Percentage
On or after the Issue Date to and including February 28, 2014	100.000%
On or after March 1, 2014 to and including December 31, 2014	104.000%
On or after January 1, 2015	108.000%

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as specified in the original documents, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(a)         any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)         any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantor” means each Restricted Subsidiary of FEEC (other than a Subsidiary that has no assets or liabilities) that in the future executes a Note Guarantee in accordance with the provisions of this Indenture, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Takeout Credit Facility” means a credit facility, agreement or indenture, to be entered into on or after the Issue Date, with banks or other institutional lenders or a trustee or investors, providing for revolving loans, term loans, bonds, debentures or letters of credit, including any related notes, debentures, guarantees, security documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder, changing or replacing agent banks and lenders thereunder or adding, removing or reclassifying FEEC or Subsidiaries of FEEC as borrowers or guarantors thereunder).

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“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of FEEC that is designated by the Board of Directors of FEEC as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(a)         has no Indebtedness other than Non-Recourse Debt;

(b)         except as permitted by the covenant described in Section 4.15, is not party to any agreement, contract, arrangement or understanding with FEEC or any Restricted Subsidiary of FEEC unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to FEEC or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of FEEC;

(c)         is a Person with respect to which neither FEEC nor any of FEEC’s Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(d)         has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of FEEC or any of FEEC’s Restricted Subsidiaries.

“U.S. Government Obligations” means direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is guaranteed by or direct obligations of, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, or beneficial interests in a trust the corpus of which consists exclusively of money or such obligations or a combination thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

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“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Warrant Agreement” means the warrant agreement dated as of the Issue Date by and among FEEC and the warrant agent named therein relating to the issue of warrants in connection with the Securities Purchase Agreement.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)         the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)         the then outstanding principal amount of such Indebtedness.

“Withholding Tax Redemption Price” means the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest from the Issue Date to but excluding the applicable redemption date and other amounts due thereon, if the redemption date occurs during the period set forth below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

If the redemption date occurs during the period below:	Percentage
On or after the Issue Date to and including February 28, 2014	100.000%
On or after March 1, 2014 to and including December 31, 2014	104.000%
On or after January 1, 2015	108.000%

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Section 1.02         Other Definitions.

Term	Defined in Section

Additional Amounts	4.02(c)
Advanced Change of Control Offer	4.17
Affiliate Transaction	4.13
Asset Sale Offer	3.09
Authentication Order	2.02
Benefited Party	10.01
Change of Control Offer	4.17
Change of Control Payment	4.17
Change of Control Payment Date	4.17
Commission	Preamble
Company	Preamble
Covenant Defeasance	8.03
Event of Default	6.01
Excess Cash Flow Offer	4.13
Excess Proceeds	4.12
Excess Insurance Proceeds	4.21
incur	4.09
Indenture	Preamble
Insurance Proceeds Offer	4.21
Legal Defeasance	8.02
Notes	Preamble
Offer Amount	3.09
Offer Period	3.09
Offer to Purchase	3.09
Paying Agent	2.03
Payment Default	6.01
Permitted Debt	4.09
Purchase Date	3.08
Registrar	2.03
Related Proceeding	13.09
Restricted Payment	4.11
Taxes	4.02(c)
Tax Jurisdiction	4.02(c)
Trigger Date	3.10
Trustee	Preamble

Section 1.03         Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

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The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantor, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04         Rules of Construction.

Unless the context otherwise requires:

(1)         a term has the meaning assigned to it;

(2)         an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)         “or” is not exclusive;

(4)         words in the singular include the plural, and in the plural include the singular;

(5)         “will” shall be interpreted to express a command;

(6)         provisions apply to successive events and transactions; and

(7)         references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.

ARTICLE 2
THE NOTES

Section 2.01         Form and Dating.

(a)         General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples of $1.00 in excess thereof, subject to the issuance of PIK Interest, including certificated PIK Notes as set forth in Exhibit A. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, FEEC and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

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(b)         Book-Entry Provisions. This Section 2.01(b) shall only apply to Global Notes deposited with the Custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee, each Agent and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Agent or any other agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a Participant or Indirect Participant in, the Depositary or other Person with respect to the accuracy of the records of Depositary or its nominee or of any Participant or Indirect Participant thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Indirect Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners, Participants and Indirect Participants in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants, Indirect Participants and any beneficial owners.

(c)         Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Definitive Notes will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

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(d)         Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

         For absence of doubt, the provisions of Sections 2.01(c) and (d) are subject to the requirements relating to notations, legends or endorsements on Notes required by law, stock exchange rule, or agreements to which the Company is subject, if any.

Section 2.02         Execution and Authentication.

(a)         One Officer shall sign the Notes on behalf of the Company by manual or facsimile signature.

(b)         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c)         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)         The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue in aggregate principal amount of $60,000,000. In addition, at any time, and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any PIK Notes (or increases in the principal amount of any Notes) as a result of a PIK Payment, for an aggregate principal amount specified in such Authentication Order for such PIK Notes (or increases in the principal amount of such Notes).

(e)         On any Interest Payment Date on which the Company pays PIK Interest with respect to a Global Note, the Trustee shall increase the principal amount of such Global Note by an amount equal to the interest payable, rounded up to the nearest $1.00, for the relevant interest period on the principal amount of such Global Note as of the relevant Record Date, for such Interest Payment Date, to the credit of the Holders on such Record Date, pro rata in accordance with their interests, and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such increase. On any Interest Payment Date on which the Company pays PIK Interest by issuing definitive PIK Notes, the principal amount of any such PIK Notes issued to any Holder, for the relevant interest period as of the relevant Record Date for such Interest Payment Date, shall be rounded up to the nearest $1.00.

(f)         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company or any of their respective Subsidiaries.

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Section 2.03         Registrar and Paying Agent.

(a)         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may not change any Paying Agent or Registrar without the consent of the Required Noteholders. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

(b)         The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c)         The Company appoints the Trustee to act as the Registrar, Paying Agent and Custodian for DTC with respect to the Global Notes, and the Trustee hereby initially agrees so to act.

Section 2.04         Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Additional Amounts, if any, on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money.

Section 2.05         Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06         Transfer and Exchange.

(a)         Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary.

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Upon the occurrence of any of the preceding events above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)         Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subclause (1) or (2) below, as applicable, as well as one or more of the other following subclauses, as applicable:

(1)         Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)         All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)         both:

(i)         a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

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(ii)         instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)         both:

(i)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act (as notified by the Company to the Trustee), the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)         Transfer of Beneficial Interests in a Restricted Global Note for Beneficial Interests in Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)         if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)         if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)         if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and, to the extent requested by the Registrar in its sole discretion, the Opinion of Counsel, required by item (3)(d) thereof.

(4)         Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

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(i)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subclause (4) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subclauses (4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)          Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)         Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)         if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

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(C)         if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)         if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subclauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and, to the extent requested by the Registrar in its sole discretion, the Opinion of Counsel, required by item (3)(d) thereof;

(F)         if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)         if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)         Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

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(i)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)         Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)         Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)         if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

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(B)         if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)         if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subclauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and, to the extent requested by the Registrar in its sole discretion, the Opinion of Counsel, required by item (3)(d) thereof;

(F)         if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)         if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)         Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i)          if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

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(ii)         if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subclauses in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)         Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected pursuant to subclauses (d)(2) or (d)(3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)         Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

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(A)         if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)         if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)         if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and, to the extent requested by the Registrar in its sole discretion, the Opinion of Counsel, required by item (3)(d) thereof.

(2)         Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i)          if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)         if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subclause (e)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)         Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)          Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

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(1)         Private Placement Legend.

(A)         Except as permitted by subclause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE OR NON-U.S. SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (B) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (C) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS, IN THE CASE OF SECURITIES PURCHASED UNDER SECTION 4(2) OF OR RULE 144A UNDER THE SECURITIES ACT, SIX MONTHS OR, IN THE CASE OF SECURITIES PURCHASED PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, 40 DAYS, IN EACH CASE AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO A NON-U.S. PERSON THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

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THE RIGHTS ATTACHING TO THIS NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(B)         Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subclauses (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)         Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

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(3)         OID Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

“THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: 363 N. SAM HOUSTON PKWY. EAST, SUITE 380, HOUSTON, TX 77060 ATTN: CHIEF FINANCIAL OFFICER.”

(g)          Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)          General Provisions Relating to Transfers and Exchanges.

(1)         To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof.

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(2)         No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charges payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07; 2.10, 3.06, 3.07, 3.08, 3.09, 3.10, 4.12, 4.13, 4.17 and 9.05 hereof).

(3)         All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4)         Neither the Registrar nor the Company will be required:

(A)         to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)         to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)         to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

(5)         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(6)         The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(7)         All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(8)         Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Depositary Participants, Indirect Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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(9)         Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07         Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

In case any such mutilated, destroyed, lost or stolen Note had become or is about to become due and payable, the Company, in its discretion, may, instead of issuing a new Note, pay such Note, upon satisfaction of the conditions set forth in the preceding paragraph.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08         Outstanding Notes.

(a)          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. Any Notes acquired by FEEC, the Company or any of their Subsidiaries by redemption, repurchase or otherwise shall be delivered to the Trustee for cancellation. Notes may not be acquired by the Company by redemption, repurchase or otherwise except in accordance with the terms of this Indenture.

(b)          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a protected purchaser.

(c)          If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d)          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal, premium, if any, and interest payable on that date and Additional Amounts, if any, with respect to the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

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Section 2.09         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned or held by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned or held shall be so disregarded.

Section 2.10         Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11         Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. Any Notes acquired by the Company by redemption, repurchase or otherwise shall be delivered to the Trustee for cancellation. Notes may not be acquired by the Company by redemption, repurchase or otherwise except in accordance with the terms of this Indenture. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12         CUSIP or ISIN Numbers.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

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Section 2.13         Additional Notes.

In addition to the Notes issuable as set forth in Sections 2.06, 2.07 and 3.06, the Company shall be entitled, subject to its compliance with Section 4.09 hereof, to issue Additional Notes under this Indenture in an aggregate principal amount of up to $15.0 million, which, subject to the terms and conditions of this Section 2.13, shall have identical terms as the Initial Notes, including the issuance of warrants with identical terms or terms more favorable to FEEC as the warrants to be issued pursuant to the Securities Purchase Agreement (including a number of warrant shares per $1,000 in aggregate principal amount of Additional Notes no greater than the number of warrant shares per $1,000 in aggregate principal amount of the Initial Notes), other than with respect to the date of issuance and issue price and first payment of interest, and, in connection with the payment of PIK Interest, the Company may increase the outstanding Notes or issue PIK Notes. The Initial Notes, any PIK Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes under this Indenture include any PIK Notes and Additional Notes that are actually issued, and references to “principal amount” of the Notes includes any increases in the principal amount of the outstanding Notes as a result of a PIK Payment or issuance of Additional Notes.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)          the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

the issue price, the issue date and the CUSIP number(s) of such Additional Notes; provided, however, that no Additional Notes may be issued other than in a “qualified reopening” (as defined in U.S. Treasury Regulations section 1.1275-2(k)(3)) without the consent of the Required Noteholders.

Section 2.14         Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

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ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01         Notices to Trustee.

If the Company elects to redeem Notes pursuant to the redemption provisions of Sections 3.07, 3.08 or 3.10 hereof and paragraph 6 of the Notes, it shall furnish to the Trustee an Officer’s Certificate setting forth (a) the Section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed, and (d) the redemption price. The Company shall furnish such Officer’s Certificate to the Trustee at least five Business Days before notice of redemption is required to be mailed or delivered by Applicable Procedures to Holders pursuant to Section 3.03 hereof but not more than 60 days before a redemption date unless a shorter notice period shall be reasonably satisfactory to the Trustee. Each Officer’s Certificate shall be accompanied by an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. Any such Officer’s Certificate or Opinion of Counsel may be rescinded at any time prior to notice of such redemption being mailed or delivered by Applicable Procedures to any Holder and shall, therefore, be void and of no effect.

To the extent provided in Sections 4.12, 4.13, 4.17 and 4.21 of this Indenture, (a) any Incremental Available Amount under the Takeout Credit Agreement, any Excess Cash Flow Amount, any Excess Insurance Proceeds and the Net Proceeds from any Asset Sale received by FEEC, the Company or of any of FEEC’s Restricted Subsidiaries or (b) any offer to repurchase upon a Change of Control, shall be applied in the following order of priority: (i) first, to pay all of the Obligations under the Existing Credit Facility in full in cash; and (ii) second, to the extent that any proceeds remain, to redeem or repurchase Notes in accordance with the terms of this Indenture. As provided in Sections 3.07, 3.08, 3.10 and 8.01 of this Indenture, no optional or mandatory redemption or defeasance of the Notes may occur until and unless all of the Obligations under the Existing Credit Facility have been paid in full in cash.

Section 3.02         Selection of Notes to be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes for redemption or purchase, (a) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (b) if the Notes are not so listed, on a pro rata basis, unless otherwise required by law or the Depositary. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or multiples of $1.00 in excess thereof; except that notwithstanding any other provision of this Indenture, if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $1,000 or a multiple of $1.00 in excess thereof shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

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Section 3.03         Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first-class mail (or transmitted otherwise in accordance with the Applicable Procedures), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with Section 13.02.

The notice shall identify the Notes to be redeemed (including the CUSIP number) and shall state:

(a)          the redemption date;

(b)          the redemption price;

(c)          if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)          the name and address of the Paying Agent;

(e)          that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)          that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)          the paragraph of the Notes and Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)          that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that, the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be mailed or caused to be mailed or delivered to Holders pursuant to this Section 3.03 (unless a shorter notice period shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, which shall be set forth in any notice of redemption.

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Section 3.04         Effect of Notice Upon Redemption.

Once notice of redemption is mailed or delivered in accordance with Section 3.03 hereof and all conditions precedent (if any) set forth in such notice have been satisfied or waived, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the related Interest Payment Date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05         Deposit of Redemption or Purchase Price.

On or before one Business Day prior to the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money in cash or by wire transfer in immediately payable funds sufficient to pay the redemption or purchase price of and accrued interest on all Notes (or portions of Notes) to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase, whether or not such Notes are presented for payment. If a Note is redeemed or purchased on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06         Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07         Optional Redemption.

At any time after all Obligations under the Existing Credit Facility have been repaid in full, the Company may redeem the Notes, in whole or in part, upon not less than 30 days nor more than 60 days’ notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder to the address of such holder appearing in the security register (or otherwise in accordance with the Applicable Procedures), at the Optional Redemption Price.

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Unless the Company defaults in the payment of the Optional Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

The Trustee shall select the Notes to be redeemed in the manner described in Section  3.02.

Section 3.08         Redemption for Changes in Withholding Taxes.

At any time after all Obligations under the Existing Credit Facility have been repaid in full, the Notes may be redeemed, at the option of the Company, in whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a redemption price equal to the Withholding Tax Redemption Price if, as a result of:

(a)          any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Tax Jurisdiction affecting taxation; or

(b)          any change in the existing official position, or the stating of an official position, regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is proposed and becomes effective (1) on or after the Issue Date unless the following clause (2) applies, or (2) in the case of a successor corporation to the Company that is organized or resident for tax purposes in a jurisdiction that is not a Tax Jurisdiction as of the Issue Date, on or after the date such successor corporation became a successor to the Company, the Company or such successor corporation, as the case may be, is, or on the next interest payment date would be, required to pay Additional Amounts with respect to any payment due or to become due under the Notes or this Indenture, and such requirement cannot be avoided by the taking of reasonable measures (including designating another paying agent) by the Company or such successor corporation, as the case may be; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or such successor corporation, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due and, at the time such notice of redemption is given, such obligation to pay such Additional Amount remains in effect.

Prior to the publication and mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company or the successor corporation, as the case may be, will deliver to the Trustee at least 30 days but not more than 60 days before the date fixed for redemption:

(i)          an Officer’s Certificate stating that such change or amendment referred to in this Section 3.08 has occurred, describing the facts related thereto and stating that the Company or such successor corporation in its business judgment determines that such requirement cannot be avoided by the Company or such successor corporation, as the case may be, by taking reasonable measures available to it; and

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(ii)         an Opinion of Counsel from an independent tax counsel of recognized national standing (qualified under the laws of the Tax Jurisdictions in respect of which a change or amendment described above in this Section 3.08 giving rise to the payment of Additional Amounts takes effect) that the requirement to pay such Additional Amounts results from such change or amendment referred to in this Section 3.08. The Trustee shall accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

Any Notes that are redeemed will be canceled.

Section 3.09         Offer to Purchase by Application of Excess Proceeds, Excess Insurance Proceeds or From Excess Cash Flow.

In the event that, pursuant to Section 4.12 hereof, Section 4.13 hereof or Section 4.21 hereof, the Company shall be required to commence an Asset Sale Offer, an Excess Cash Flow Offer or an Insurance Proceeds Offer (together, an “Offer to Purchase”) to all Holders to purchase the Notes, it will follow the procedures specified below and, with respect to an Asset Sale Offer, in Section 4.12, with respect to an Excess Cash Flow Offer, in Section 4.13 and, with respect to an Insurance Proceeds Offer, in Section 4.21:

(a)          The Offer to Purchase will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).

(b)          No later than three Business Days after the termination of the applicable Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds, the Excess Cash Flow Offer Amount or Excess Insurance Proceeds (together, the “Offer Amount”) to the purchase of Notes or, if less than the applicable Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.

(c)          If the applicable Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the applicable Offer to Purchase.

(d)          Upon the commencement of an applicable Offer to Purchase, the Company will send, by first class mail or deliver by electronic transmission, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the applicable Offer to Purchase. The notice, which will govern the terms of the applicable Offer to Purchase, will state:

(i)          that the Offer to Purchase is being made pursuant to this Section 3.09 and one of Section 4.12, Section 4.13 or Secton 4.21 hereof and the length of time the Offer to Purchase will remain open;

(ii)         the Offer Amount, the purchase price and the Purchase Date;

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(iii)        that any Note not tendered or accepted for payment will continue to accrue interest;

(iv)         that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase will cease to accrue interest after the Purchase Date;

(v)          that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have all of their Notes purchased (up to the Offer Amount), or, if in part, to have Notes purchased in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof;

(vi)         that Holders electing to have Notes purchased pursuant to any Offer to Purchase will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(vii)        that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(viii)      that, if the aggregate principal amount of Notes surrendered by Holders thereof exceeds the Offer Amount, the Company will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that all of a Holder’s Notes, or, if in part, only Notes in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof, will be purchased); and

(ix)         that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the applicable Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis in accordance with clause (viii) above to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the applicable Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the applicable Offer to Purchase on the Purchase Date.

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Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an applicable Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, Section 4.12, Section 4.13 or Section 4.21 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such sections of this Indenture by virtue of such conflict.

Section 3.10         Mandatory Redemption.

(a)          At any time after a Takeout Credit Facility is entered into, unless a notice of redemption for all of the outstanding Notes has been given pursuant to Section 3.07, (i) if and to the extent there is any Incremental Available Amount on any date prior to the date all Obligations under the Existing Credit Facility have been repaid in full, the Company shall repay Obligations under the Existing Credit Facility and (ii) if and to the extent there is any remaining Incremental Available Amount on any date once all Obligations under the Existing Credit Facility have been repaid in full (a “Trigger Date”), the Company shall redeem such aggregate principal amount of Notes that may be redeemed with the remaining Incremental Available Amount at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date; provided, however, that the Trigger Date for any subsequent redemption of Notes pursuant to this Section 3.10(a) shall not be less than 30 calendar days after the immediately previous Trigger Date. Notice of such redemption shall be mailed, with a copy to the Trustee, within five days after the Trigger Date to each Holder of Notes at its registered address, in accordance with Section 3.03 of this Indenture.

(b)          At any time after all Obligations under the Existing Credit Facility have been repaid in full, if the aggregate principal amount of Notes outstanding exceeds $10.0 million, unless a notice of redemption for all of the outstanding Notes has been given pursuant to Section 3.07 (unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to the proposed date of redemption, or any conditions precedent set forth in such notice are not satisfied or waived by the redemption date specified in such notice), if and to the extent that FEEC shall issue and sell shares of its Capital Stock (other than pursuant to (i) warrants outstanding on the Issue Date, (ii) warrants issued pursuant to the Securities Purchase Agreement and Warrant Agreement, (iii) warrants issued with Additional Notes issued under Section 2.13 hereof, (iv) warrants issued or to be issued to Knight Capital Americas, LLC or one or more its affiliates (“Knight”) pursuant to the engagement letter, as amended from time to time, between FEEC and Knight as compensation for the services provided by Knight in connection with the issuance of the Notes and any Additional Notes issued under Section 2.13 hereof or (v) stock options, restricted stock units, stock appreciation rights or other equity awards made for compensatory purposes to employees, consultants, directors and officers of FEEC or the Company), FEEC shall contribute the net proceeds thereof to the Company and the Company shall redeem such aggregate principal amount of Notes that may be redeemed with the net proceeds of such issuance and sale of shares of Capital Stock at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date; provided that FEEC shall not be required to utilize an aggregate amount of net proceeds not to exceed $5.0 million since the date of this Indenture as would otherwise be required pursuant to this Section 3.10. Notice of such redemption shall be mailed, with a copy to the Trustee, within five Business Days after the receipt of such net proceeds of the issuance and sale of shares of Capital Stock to each Holder of Notes at its registered address, in accordance with Section 3.03 of this Indenture.

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ARTICLE 4
COVENANTS

Section 4.01         Payment of Notes.

(a)          The Company shall pay or cause to be paid the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Except as provided in paragraph 2 of the Notes, principal, premium, if any, and interest and Additional Amounts, if any, shall be considered paid on the date due if the Paying Agent holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Amounts, if any, then due and the Paying Agent is not prohibited from paying such money to the Holders on that date. PIK Interest shall be considered paid on the date due if the Trustee is directed on or prior to such date to issue PIK Notes or increase the principal amount of the Notes, in each case in an amount equal to the amount of the applicable PIK Interest. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. For purposes of this Indenture, all references to “principal amount” of the Notes shall include any PIK Notes issued in respect thereof and any increase in the principal amount thereof as a result of a PIK Payment.

(b)          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to 2% higher than the otherwise applicable interest rate on the Notes and shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace period) at such higher rate to the extent lawful.

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(c)          All payments made by the Company or any Guarantor under or with respect to the Notes or any Note Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, additions to tax and other liabilities related thereto) (collectively, “Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Company is organized, resident or doing business for Tax purposes or any jurisdiction from or through which payment is made or, in each case, any authority therein or thereof in the case of payments under the Notes, or (2) any jurisdiction in which a Guarantor is organized, resident or doing business for Tax purposes or, in each case, any authority therein or thereof in the case of payments under any Note Guarantee (each, a “Tax Jurisdiction”) will at any time be required to be made by the Company or any Guarantor from any payments made under or with respect to the Notes or any Note Guarantee, including payments of principal, redemption price, interest or premium, the Company or any applicable Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder or beneficial owner after such withholding or deduction (including any such deduction or withholding in respect of Additional Amounts) will equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)          any Taxes, to the extent such Taxes would not have been imposed but for (A) the existence of any present or former connection between the Holder or the beneficial owner of the Notes and the relevant Tax Jurisdiction of the Company or any Guarantor, as the case may be (other than any connection arising solely from the acquisition, ownership, holding or disposition of the Notes or a Note Guarantee, the enforcement of rights under the Notes or a Note Guarantee (as applicable) and/or the receipt of any payments in respect of the Notes or a Note Guarantee (as applicable));

(ii)         any Taxes, to the extent such Taxes would not have been imposed or withheld but for the failure of the Holder or the beneficial owner of the Notes, following the Company’s written request addressed to the Holder or beneficial owner (and made at least 30 days before any such withholding or deduction would be payable to the Holder or beneficial owner) to comply with any certification, identification, information, documentation, or other reporting requirements, whether required by statute, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner of the Notes is not resident in the Tax Jurisdiction), but in each case, only to the extent the Holder or the beneficial owner of the Notes is legally eligible to provide such certification or documentation;

(iii)        any estate, inheritance, gift, sales, use, excise, transfer, personal property or similar Tax;

(iv)         any Taxes payable otherwise than by deduction or withholding from payments made under or with respect to the Notes or any Note Guarantee;

(v)          any Taxes required to be withheld in respect of a payment of interest to an individual pursuant to the European Union Directive on the Taxation of Savings Income in the form of Interest Payments (Directive 2003/48/EC)(the “Directive”) on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

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(vi)         any Taxes required to be withheld in respect of a payment of interest in respect of Notes presented for payment by or on behalf of a Holder of the Notes who would be able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a Member State of the European Union; or

(vii)        any combination of the above items.

(d)          The Company or the relevant Guarantor will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with the applicable law. The Company or the relevant Guarantor will make reasonable efforts to obtain certified copies of Tax receipts evidencing the payment of any Taxes so deducted or withheld if and only to the extent available from the relevant Tax Jurisdiction imposing such Taxes. The Company or the relevant Guarantor will furnish to the Holders of the Notes, within 60 days after the date of any Taxes so deducted or withheld are due pursuant to applicable law, either, if and to the extent certified copies of Tax receipts evidencing such payment are available, such certified copies of Tax receipts or, if such receipts are not obtainable, other reasonably satisfactory evidence of such payments.

(e)          At least 30 days prior to each date on which any payment under or with respect to the Notes or any Note Guarantee is due and payable, if the Company or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company or the relevant Guarantor will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Paying Agent to pay such Additional Amounts to the Holders on the payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Additional Amounts, or with respect to the nature, extent, or calculation of the amount of Additional Amounts owed, or with respect to the method employed in such calculation of the Additional Amounts.

(f)          In addition, the Company or a Guarantor will pay any present or future stamp, court, issue, transfer, registration, documentary, value added, sales, use or other similar taxes and other duties (including interest and penalties) payable in the relevant Tax Jurisdiction imposing such Taxes (or any political subdivision or taking authority of such jurisdictions) or in the United States in respect of the creation, issue, offering, execution, delivery, registration or enforcement of the Notes, the Note Guarantee or any documentation with respect thereto (each such tax, a “Note Issuance Tax”), other than, for the avoidance of doubt, any transfer Taxes imposed on subsequent transfers of the Notes by the Holders thereof, and the Company and the Guarantors agree to indemnify the Holders or beneficial owners of the Notes for any such Note Issuance Taxes paid by such Holders or beneficial owners.

(g)          With respect to clauses (v) and (vi) of Section 4.01(c) above, if a withholding Tax is imposed on a payment made by a Paying Agent, the Company or the relevant Guarantor will be required to maintain a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct Tax pursuant to the Directive.

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(h)          The obligations contained in this Section 4.01(c) through 4.01(g) will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Company or any Guarantor is incorporated, engaged in business for Tax purposes or resident for Tax purposes or any jurisdiction from or through which such Person makes any payment on the Notes (or any Note Guarantee) and any department or political subdivision thereof or therein.

Section 4.02         Maintenance of Office or Agency.

(a)          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office or drop facility of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)          The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03.

Section 4.03         Reports.

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, FEEC will furnish to the Holders and the Trustee, and make available on a publicly available website, within the time periods specified in the Commission’s rules and regulations:

(a)          all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if FEEC were required to file such reports (including the condensed consolidating financial information contemplated by Rule 3-10(c) of Regulation S-X promulgated by the Commission to the extent required); and

(b)          all current reports that would be required to be filed with the Commission on Form 8-K if FEEC were required to file such reports; provided that the availability of the foregoing materials on the Commission’s EDGAR service (or its successor) shall be deemed to satisfy FEEC’s delivery obligation.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on FEEC’s consolidated financial statements by FEEC’s independent registered public accounting firm.

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If, at any time, FEEC is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, FEEC will nevertheless continue filing the information and reports specified in Section 4.03(a) and (b) with the Commission within the time periods specified above unless the Commission will not accept such a filing. FEEC will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept FEEC’s filings for any reason, FEEC will post the reports referred to in this Section 4.03 on its website within the time periods described above.

If FEEC has designated any of FEEC’s Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of FEEC and the Restricted Subsidiaries separate from the financial condition this Section 4.03 and results of operations of the Unrestricted Subsidiaries of FEEC.

In addition, FEEC agrees that, for so long as any of the Notes remain outstanding, (i) if at any time they are not subject to Section 13 or 15(d) of the Exchange Act, FEEC will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (ii) FEEC will file all required reports under Section 13 and 15(d) of the Exchange Act and submit electronically and post on its corporate website every interactive data file required to be submitted and posted pursuant to Rule 405 of Regulation S-T under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04         Compliance Certificate.

(a)          The Company and FEEC shall deliver to the Trustee, within 90 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2013, an Officer’s Certificate stating that a review of the activities of FEEC and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and FEEC have kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and FEEC have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or FEEC is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Additional Amounts, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and FEEC are taking or proposes to take with respect thereto. The Company and FEEC shall also comply with TIA Section 314(a)(4).

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(b)          The Company and FEEC shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith and in any event within five Business Days upon any Officer becoming aware of any Default or Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company or FEEC is taking or proposes to take with respect thereto.

Section 4.05         Taxes.

FEEC shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies; provided, that neither FEEC nor any such Subsidiary shall be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06         Stay, Extension and Usury Laws.

The Company and FEEC covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and FEEC (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07         Corporate Existence; Amendment to Constitutional Documents.

Subject to Article 5 hereof, each of the Company and FEEC will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and neither will amend, restate, supplement, terminate, modify or otherwise change in any manner that could reasonably be expected to be material and adverse to the Holders, any term or condition of any of its memorandum of association, by-laws, articles of incorporation, by-laws or other similar organizational documents, except as required as a result of an effective amendment to any applicable law, in which case the Company and FEEC shall give prompt notice to the Trustee of such proposed change, but in any event no less than five Business Days prior to the date on which such change shall become effective.

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Section 4.08         Payments for Consent.

Neither FEEC nor the Company will, and FEEC will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09         Incurrence of Indebtedness and Issuance of Preferred Stock.

FEEC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and FEEC will not and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or any shares of preferred stock, other than Permitted Debt, without the consent of the Required Noteholders.

“Permitted Debt” is all Indebtedness and other actions expressly referred to in the following clauses (a) through (m).

(a)          the incurrence by the Company and any Guarantor of Indebtedness under a Takeout Credit Facility with the consent of the Required Noteholders; provided that if the Takeout Credit Facility is on market terms and conditions, provides for an amount of financing at least equal to the aggregate Obligations of FEEC and its Restricted Subsidiaries under the Existing Credit Facility and the Notes (regardless of draw down schedule), and the proceeds of which will be utilized to repay the Obligations of FEEC and its Restricted Subsidiaries under the Existing Credit Facility and the Notes in full before any other use of proceeds then the consent of the Required Noteholders will not be unreasonably withheld; provided further that, in the event there is any Incremental Available Amount under such Takeout Credit Facility, the Company or any Guarantor shall draw on the Takeout Credit Facility up to the Incremental Available Amount and use the net proceeds thereof to repay Obligations under the Existing Credit Facility and, after repayment in full of all Obligations under the Existing Credit Facility, to redeem the Notes as provided in Section 3.10(a).

(b)          the incurrence by FEEC and its Restricted Subsidiaries of Indebtedness under the Existing Credit Facility and other Existing Indebtedness (other than Indebtedness described in clause (c) of this Section 4.09), in each case in an aggregate principal amount outstanding on the Issue Date until such amounts are repaid;

(c)          the incurrence by the Company and the Guarantor of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

(d)          the incurrence by the Company and the Guarantor of Indebtedness represented by Additional Notes and the related Note Guarantees pursuant to Section 2.13 hereof in an aggregate principal amount at any time outstanding (excluding PIK Notes issued with respect thereto) not to exceed $15.0 million;

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(e)          the incurrence by FEEC or the Company of intercompany Indebtedness between FEEC and the Company; provided, however, that (i) such Indebtedness is evidenced by a promissory note which is subject to security interests in favor of the Collateral Agent and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than FEEC or the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not either FEEC or the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or FEEC, as the case may be, that was not permitted by this clause (e);

(f)           the incurrence by FEEC or the Company of Hedging Obligations in the ordinary course of business and not for speculative purposes pursuant to a hedging policy consented to by the Required Noteholders;

(g)          the incurrence by FEEC or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or self-insurance obligations and bankers’ acceptances in the ordinary course of business;

(h)          the incurrence by FEEC or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days of incurrence;

(i)           the incurrence by FEEC or any of its Restricted Subsidiaries of Indebtedness in respect of bid, plugging and abandonment, performance, surety and similar bonds and completion guarantees provided by FEEC and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of FEEC and any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each other than with respect to guarantees and obligations for money borrowed) in aggregate principal amount not to exceed $5.0 million at any time outstanding;

(j)           the incurrence by FEEC or any of its Restricted Subsidiaries of Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in aggregate principal amount not to exceed $5.0 million at any time outstanding;

(k)          the incurrence by FEEC or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business;

(l)           the incurrence by, FEEC or any of its Restricted Subsidiaries of Indebtedness arising from agreements of FEEC or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds) actually received by FEEC and its Restricted Subsidiaries in connection with such disposition; and

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(m)          the issuance of preferred stock by FEEC other than Disqualified Stock.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (m), FEEC will be permitted to divide and classify such item of Indebtedness on the date of its incurrence, in any manner that complies with this Section 4.09. Notwithstanding the foregoing, Indebtedness under the Existing Credit Facility outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (b) above and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock or leases as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(a)          the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b)          the principal amount of the Indebtedness, in the case of any other Indebtedness;

(c)          in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(i)          the Fair Market Value of such assets at the date of determination; and

(ii)         the amount of the Indebtedness of the other Person; and

(d)          the maximum liability upon the occurrence of the contingency giving rise to the obligation, in the case of contingent obligations.

Section 4.10         Liens.

The Company and FEEC will not, and will not permit any of the Restricted Subsidiaries of FEEC to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, except Permitted Liens.

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Section 4.11         Restricted Payments.

(a)          FEEC will not, and will not permit any of the Restricted Subsidiaries of FEEC to, directly or indirectly:

(i)          declare or pay any dividend or make any other payment or distribution on account of FEEC’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving FEEC or any of its Restricted Subsidiaries) or to the direct or indirect holders of FEEC’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of FEEC, (y) dividends or distributions payable to FEEC from its Restricted Subsidiaries (other than the Company and its Restricted Subsidiaries) or (z) dividends or distributions payable to the Company from its Restricted Subsidiaries);

(ii)         purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving FEEC or the Company) any Equity Interests of FEEC or any direct or indirect parent of FEEC or the Company;

(iii)        make any payment on or with respect to, or call for redemption, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among FEEC and any of its Restricted Subsidiaries) except a payment of interest or principal at the Stated Maturity thereof;

(iv)         the Company shall not pay, repay or prepay any principal, interest or other amount on or in respect of any liabilities (including by way of redemption, repurchase or defeasance) to FEEC without the consent of the Required Noteholders, provided that the Company may make any such payments to FEEC in amounts required for FEEC to pay, in each case without duplication, (v) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence; (w) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and its Subsidiaries; provided that the amount of such payments in any fiscal year does not exceed the amount that FEEC is required to pay in respect of foreign, federal, state and local income taxes for such fiscal year; (x) customary salary, bonus and other benefits payable to officers and employees of FEEC that are paid in the ordinary course of business to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries; (y) general corporate operating and overhead costs and expenses of FEEC and its Subsidiaries that are incurred in the ordinary course of business to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and (z) fees and expenses of FEEC related to any unsuccessful equity or debt offering of FEEC, in an aggregate amount, taken together with all other payments made pursuant to clauses (v), (w), (x), (y) and (z) during any fiscal year of the Company, not to exceed $14.0 million during any such fiscal year; or

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(v)          make any Restricted Investment;

(all such payments and other actions set forth in these clauses (i) through (v) above being collectively referred to as “Restricted Payments”), without the consent of the Required Noteholders.

This Section 4.11 will not prohibit:

(1)         so long as no Default has occurred and is continuing or would be caused thereby, the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants, the vesting of restricted stock or the settlement of restricted stock units to the extent such Equity Interests represent a portion of the exercise price or tax withholding of those stock options or warrants or the tax withholding of those restricted stock or restricted stock units; and

(2)         payments to holders of FEEC’s equity interests in lieu of the issuance of fractional shares of its Capital Stock provided, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.11 (as determined in good faith by the Board of Directors of FEEC).

Section 4.12         Asset Sales.

(a)          FEEC will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)          FEEC or the Restricted Subsidiary of FEEC, as the case may be receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)         the consideration received in the Asset Sale by FEEC or such Restricted Subsidiary is in the form of cash and Cash Equivalents; and.

(iii)        the assets or rights disposed of in such Asset Sale do not constitute Collateral in whole or in part, without the consent of the Required Noteholders.

(b)          Promptly upon the receipt of any Net Proceeds from an Asset Sale, FEEC or such Restricted Subsidiary will (i) apply such Net Proceeds to repay Indebtedness and other Obligations under the Existing Credit Facility at par and (ii) unless the entire amount of the Net Proceeds from such Asset Sale is applied to repay Indebtedness and the Obligations under the Existing Credit Facility, make an Asset Sale Offer as set forth below.

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(c)          Any Net Proceeds from Asset Sales that are not applied to repay Indebtedness and other Obligations under the Existing Credit Facility will constitute “Excess Proceeds.” The Company will, promptly upon the receipt of any Excess Proceeds, make an offer to the Holders to purchase such aggregate principal amount of Notes (each, an “Asset Sale Offer”), that may be purchased out of the Excess Proceeds at a purchase price in cash in an amount equal to the Asset Sale Offer Price, in accordance with the procedures set forth in this Indenture. The Company will commence an Asset Sale Offer by mailing (or transmitting otherwise in accordance with the Applicable Procedures), the notice required pursuant to the terms of this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased in accordance with Section 3.02. Holders may tender all of their Notes for purchase or, if in part, in denominations of $1,000 or integral multiples of $1.00 in excess thereof. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d)          Notwithstanding anything to the contrary in this Section 4.12, the Company will not be required to make an Asset Sale Offer if a notice of redemption for all of the outstanding Notes has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to the proposed date of redemption, or any conditions precedent set forth in such notice are not satisfied or waived by the redemption date specified in such notice.

Section 4.13         Excess Cash Flow Offer.

(a)          For each annual period ending December 31, commencing December 31, 2013, within 90 days after the end of such annual period, the Company (or FEEC or the applicable Restricted Subsidiary, as the case may be) shall apply the Excess Cash Flow Amount to repay Indebtedness and other Obligations under the Existing Credit Facility at 100% of its principal amount until all Indebtedness and other Obligations thereunder are repaid in full (any Excess Cash Flow Amount that is not applied to repay Indebtedness or other obligations under the Existing Credit Facility will constitute “Remaining Proceeds”), and thereafter shall offer to purchase such aggregate principal amount of Notes (in the entire amount of a Holder’s Notes (if the Remaining Proceeds equal or exceed such amount), or, if in part, in minimum amounts of $1,000 and integral multiples of $1.00 in excess thereof) that may be purchased out of the Remaining Proceeds at a purchase price in cash equal to Excess Cash Flow Offer Price.

(b)          Within 90 days after the end of any annual period ending December 31, commencing December 31, 2013, the Company will make an offer to the Holders to Purchase such aggregate principal amount of Notes (each an “Excess Cash Flow Offer”), that may be purchased with Excess Cash Flow at a purchase price in cash in an amount equal to the Excess Cash Flow Offer Price. The Company will commence an Excess Cash Flow Offer by mailing (or transmitting otherwise in accordance with the Applicable Procedures), the notice required pursuant to the terms of this Indenture. The Company will be required to purchase Notes validly tendered in response to an Excess Cash Flow Offer in accordance with the procedures set forth in this Indenture and such notice. If the aggregate principal amount of Notes tendered pursuant to an Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes in accordance with Section 3.02. If the aggregate purchase price for Notes tendered pursuant to an Excess Cash Flow Offer is less than the applicable Remaining Proceeds, the Company may, subject to the other provisions of this Indenture, use any such Remaining Proceeds for any purpose not otherwise prohibited by this Indenture. The Company will not be required to make an Excess Cash Flow Offer in any annual period if the Excess Cash Flow for such relevant annual period is less than $5.0 million.

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(c)          Notwithstanding anything to the contrary in this Section 4.13, the Company will not be required to make an Excess Cash Flow Offer if a notice of redemption for all of the outstanding Notes has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to the proposed date of redemption, or any conditions precedent set forth in such notice are not satisfied or waived by the redemption date specified in such notice.

Section 4.14         Dividend And Other Payment Restrictions Affecting Restricted Subsidiaries.

FEEC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)          pay dividends or make any other distributions on its Capital Stock to FEEC or any of FEEC’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to FEEC or any of its Restricted Subsidiaries; provided that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock;

(b)          make loans or advances to FEEC or any of its Restricted Subsidiaries; or

(c)          sell, lease or transfer any of its properties or assets to FEEC or any of its Restricted Subsidiaries.

However, the provisions of clauses (a) through (c) of this Section 4.14 will not apply to encumbrances or restrictions existing under or by reason of:

(i)          agreements governing Existing Indebtedness as in effect on the Issue Date or the Takeout Credit Facility permitted to be entered into under this Indenture and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of those agreements, provided that agreements governing the amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date (as determined in good faith by FEEC);

(ii)         this Indenture, the Notes, the Note Guarantees and the Security Documents;

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(iii)        applicable law, rule, regulation, license, permit, order or similar restriction;

(iv)         customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(v)          purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (c) of this Section 4.14;

(vi)         Liens permitted to be incurred under the provisions of the covenant described Section 4.10 that limit the right of the debtor to dispose of the assets subject to such Liens;

(vii)        provisions limiting the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into with the approval of FEEC’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(viii)      restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers, landlords, lessors, licensors, or sureties, insurance or bonding under contracts entered into in the ordinary course of business.

Section 4.15          Affiliate Transactions.

FEEC will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of FEEC (each, an “Affiliate Transaction”) without the consent of the Required Noteholders.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of this Section 4.15:

(1)         the entering into, and transactions with or payments to, including grants of securities, stock options and similar rights, any current or former employee, officer, consultant, advisor or director pursuant to any compensation, service, severance or benefit plans, indemnification arrangements or rights to indemnify or arrangements entered into in the ordinary course of business;

(2)         transactions between or among FEEC or its respective Restricted Subsidiaries;

(3)         payment of reasonable directors’ fees and reasonable out of pocket expenses to Persons who are not otherwise Affiliates of FEEC;

(4)         any issuance of Common Stock of FEEC to Affiliates of FEEC; and

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(5)         payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with industry practice.

Section 4.16         Designation of Restricted and Unrestricted Subsidiaries.

(a)          The Board of Directors of FEEC may designate any Restricted Subsidiary of FEEC (including any newly acquired or newly formed Subsidiary or Person that becomes a Subsidiary through merger or consolidation or Investment therein, but other than the Company) to be an Unrestricted Subsidiary with the consent of the Required Noteholders if that designation would not cause a Default and the Subsidiary meets the requirements of clauses (a), (b), (c) or (d) of the definition of “Unrestricted Subsidiary.” If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by FEEC and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary with the consent of the Required Noteholders if that redesignation would not cause a Default.

(b)          Any designation of a Subsidiary of FEEC as an Unrestricted Subsidiary will be evidenced by Board Resolutions giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted under Section 4.11. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements (including as set forth in the definition of Unrestricted Subsidiary) as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of FEEC as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, FEEC will be in default of such covenant. The Board of Directors of FEEC may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of FEEC with the consent of the Required Noteholders; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of FEEC of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 4.09; and (ii) no Default or Event of Default would be in existence following such designation.

(c)          Notwithstanding any other provision of this Indenture, the Board of Directors of FEEC may not designate any Subsidiary of FEEC as an Unrestricted Subsidiary without the consent of the Required Noteholders.

Section 4.17         Offer To Repurchase Upon Change Of Control.

Upon the occurrence of a Change of Control, the Company shall first repay all Obligations under the Existing Credit Facility in full in cash and shall second make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all of such Holder’s Notes at an offer price in cash equal to the Change of Control Offer Price (the “Change of Control Payment”). No later than ten days following any Change of Control, the Company will mail or deliver by Applicable Procedures a notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and stating:

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(a)          a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(b)          the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(c)          any Note not properly tendered will remain outstanding and continue to accrue interest;

(d)          unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(e)          Holders electing to have all or any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(f)          Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the last day of the offer period, an electronic mail, facsimile transmission or letter setting forth the name of the holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such holder is withdrawing his tendered Notes and his election to have such Notes purchased;

(g)          if such notice is mailed prior to the occurrence of a Change of Control, stating the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(h)          that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 or an integral multiple of $1.00 in excess thereof.

Notwithstanding anything to the contrary in this Section 4.17, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.17 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption for all of the outstanding Notes has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to the proposed date of redemption. A Change of Control Offer may be made in advance of a Change of Control (an “Advanced Change of Control Offer”) and may be conditional upon the occurrence of a Change of Control, if a definitive agreement has been executed by the Company relating to a transaction that, if completed, would constitute a Change of Control at the time the Change of Control Offer is made. The Company will not be required to make another Change of Control Offer upon such Change of Control if any Advanced Change of Control Offer has already been made and all Notes validly tendered and not withdrawn in such Advanced Change of Control Offer have been purchased.

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On or before the Change of Control Payment Date, the Company will, to the extent lawful:

(i)          accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)         deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)        deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail or deliver by Applicable Procedures to each Holder properly tendered and so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered by each such holder, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple of $1.00 in excess thereof. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.17, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.

Notes repurchased by the Company pursuant to a Change of Control Offer will be retired and canceled.

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Section 4.18         Additional Note Guarantees.

If FEEC or any of its Restricted Subsidiaries acquires or creates another Subsidiary (other than a Subsidiary that has no assets or liabilities at any time) after the Issue Date that is not designated as an Unrestricted Subsidiary, then FEEC will (a) cause that newly acquired or created Subsidiary to execute a supplemental indenture pursuant to which it will become a Subsidiary Guarantor, (b) cause the newly acquired or created Subsidiary to execute and deliver to the Trustee and the Collateral Agent amendments to the Security Documents, additional Security Documents and Intercreditor Agreement, and take such other action as may be necessary or advisable in the determination of the Collateral Agent to grant to the Collateral Agent, for the benefit of the Holders, a perfected Lien in the assets (other than Excluded Assets) of such Subsidiary to have such assets included as Collateral, including the filing of Uniform Commercial Code financing statements in such jurisdiction or such other actions as may be required by the Security Documents, (c) cause that newly acquired or created Subsidiary to take such actions necessary or as the Collateral Agent reasonably determines to be necessary or advisable to grant to the Collateral Agent for the benefit of the holders a perfected Lien in the assets (other than Excluded Assets) of such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdiction as may be required by the Security Documents or by law or as may be reasonably requested by the Collateral Agent, (d) cause that newly acquired or created Subsidiary to take such further action and execute and deliver such other documents reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing, and (e) deliver an Opinion of Counsel satisfactory to the Trustee and Collateral Agent, which shall cover the enforceability, satisfaction of all conditions precedent, compliance with this Indenture, the Security Documents and the Intercreditor Agreement and the grant and perfection of security interests, in each case, within 30 days of the date on which the Subsidiary was acquired or created as contemplated by this Indenture, Security Documents and the Intercreditor Agreement.

Section 4.19         Business Activities and Additional Subsidiaries.

FEEC will not, and will not permit any of the Restricted Subsidiaries of FEEC to, engage in any business other than an Oil and Gas Business, except to such extent as would not be material to FEEC and its Restricted Subsidiaries taken as a whole. The Company and FEEC will not, and will not permit any of their Restricted Subsidiaries to, acquire or create another Subsidiary without the consent of the Required Noteholders.

Section 4.20         Post-Closing.

FEEC and the Company will use their respective commercially reasonable efforts to perfect on the Issue Date the security interests in the Collateral for the benefit of the Holders and any Pari Passu Secured Obligations that are created on the Issue Date but, to the extent any such security interest or liens are not perfected by such date, the Company and the Guarantor will agree to do or cause to be done all acts and things that may be required, including using commercially reasonable efforts to obtain any required consents from third parties, to have all security interests in the Collateral duly created and enforceable and perfected, in each case solely to the extent required by the Security Documents, promptly following the Issue Date, but in any event no later than the date 30 days thereafter.

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Section 4.21         Insurance Proceeds.

(a)          In the event of any casualty, loss, damage, destruction or similar loss with respect to any property (real or personal) or assets of FEEC, the Company or any of FEEC’s Restricted Subsidiaries, if the Insurance Proceeds in respect of such event are less than or equal to $30.0 million, FEEC or the Company, as applicable, may apply or commit to apply such Insurance Proceeds for the replacement or repair of the damaged property or assets to which such Insurance Proceeds relate and, to the extent not applied within 90 days after the receipt of such Insurance Proceeds, the Company will make an Insurance Proceeds Offer as set forth below. In the event of any casualty, loss, damage, destruction or similar loss with respect to any property (real or personal) or assets of FEEC, the Company or any of FEEC’s Restricted Subsidiaries, if the Insurance Proceeds in respect of such event are greater than $30.0 million, the Company will make an Insurance Proceeds Offer as set forth below. Any Insurance Proceeds required to be used to make an Insurance Proceeds Offer pursuant to this paragraph will constitute “Excess Insurance Proceeds.”

(b)          The Company will, promptly upon the receipt of any Excess Insurance Proceeds, (i) apply such Excess Insurance Proceeds to repay Indebtedness and other Obligations under the Existing Credit Facility at par and (ii) unless the entire amount of the Excess Insurance Proceeds is applied to repay Indebtedness and other Obligations under the Existing Credit Facility, make an offer to the Holders to purchase such aggregate principal amount of Notes (each, an “Insurance Proceeds Offer”), that may be purchased with the remaining Excess Insurance Proceeds at the Insurance Proceeds Offer Price, in accordance with the procedures set forth in this Indenture. The Company will commence an Insurance Proceeds Offer by mailing (or transmitting otherwise in accordance with the Applicable Procedures) the notice required pursuant to the terms of this Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Insurance Proceeds Offer is less than the aggregate principal amount of Notes that may be purchased with the Excess Insurance Proceeds, the Company may use any remaining Excess Insurance Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by such holders thereof exceeds the aggregate principal amount of Notes that may be purchased with the Excess Insurance Proceeds, the Trustee will select the Notes to be purchased in accordance with Section 3.02. Holders may tender all of their Notes for purchase or, if in part, in denominations of $1,000 or integral multiples of $1.00 in excess thereof. Upon completion of any such Insurance Proceeds Offer, the amount of Excess Insurance Proceeds shall be reset at zero.

(c)          Notwithstanding anything to the contrary in this Section 4.21, the Company will not be required to make an Insurance Proceeds Offer if a notice of redemption for all of the outstanding Notes has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price, plus accrued and unpaid interest to the proposed date of redemption, or any conditions precedent set forth in such notice are not satisfied or waived by the redemption date specified in such notice.

Section 4.22         Further Assurances.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.23         Maintenance of Insurance

FEEC will, and will cause all of its Restricted Subsidiaries to, maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business.

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Section 4.24         Limitation on Sales and Issuances of Capital Stock in Restricted Subsidiaries

FEEC will not sell, and will not permit any Restricted Subsidiary of FEEC, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including in each case options, warrants or other rights to purchase shares of such Capital Stock) without the consent of the Required Noteholders.

Section 4.25         Maintenance of Registration Certificate

The Company and FEEC will maintain in full force and effect the foreign exchange registration certificate of the Company issued on January 18, 2007 with Certificate No. 110000070001F evidencing foreign exchange registration with the PRC’s State Administration of Foreign Exchange and any renewals, amendments, replacements and modifications thereof and shall comply in all material respects with any requirements imposed by the PRC’s State Administration of Foreign Exchange as conditions to such registration as may be imposed from time to time.

Section 4.26         Use of Proceeds

The Company and FEEC will use the net proceeds received from the Notes for drilling and development expenses for the Shouyang area in the Shanxi Province in China and for general corporate purposes in the following estimated amounts: (a) drilling and completion expenses for the Project in the amount of $38.7 million (comprised of (i) $11.9 million for the drilling and completion of appraisal wells, (ii) $21.6 million for the drilling and completion of production wells, (iii) $4.2 million for the construction and installation of gathering and compression facilities, and (iv) $1.0 million for the preparation and submission of an overall development plan for the Project); (b) $12.8 million for general corporate purposes (comprised of (i) $4.2 million for the exploration costs in the Project and related costs, (ii) $3.1 million for operating costs on the Production Sharing Contract and (iii) $5.5 million for general and administrative expenses of FEEC and the Company); (c) a reduction of $4.125 million in the principal amount of the Existing Credit Facility plus payment of any accrued or capitalized  interest due and owing under the Existing Credit Facility on the Issue Date; and (d) not more than $3.5 million for fees and expenses in connection with the transactions contemplated by this Indenture. Notwithstanding the foregoing, (x) it shall not be a breach of this Section 4.26 in the event that the actual amount of expenditures set forth in clauses (a) or (b) above exceed or are less than, in each case, 15% or less of the estimated amounts set forth in such clauses; (y) it shall not be a breach of this Section 4.26 in the event that the actual amount of expenditures set forth in clause (d) exceed or are less than 5% or less of the estimated amounts set forth in such clause; and (z) it shall not be a breach of this Section 4.26 in the event that the actual amount of expenditures set forth in any of sub-clauses (i), (ii), (iii) or (iv) of clause (a) above or in any of sub-clauses (i), (ii) or (iii) of clause (b) above exceed the estimated amounts set forth therein; provided, however, that the Company and FEEC shall apply at least $21.6 million for the drilling and completion of production wells. The Company and FEEC will use the net proceeds received from the Additional Notes issued under Section 2.13 hereof (in excess of the fees and expenses in connection with the transactions contemplated thereby and the reduction of the principal amount of the Existing Credit Facility by 10% of gross proceeds of the Additional Notes, plus payment of any accrued or capitalized interest due and owing under the Existing Credit Facility) for drilling and development expenses for the Shouyang area in the Shanxi Province in China and for general corporate purposes pro rata in accordance with the amounts set forth in sub-clauses (i), (ii) or (iii) of clause (a) and sub-clause (ii) of clause (b).

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Section 4.27         Cayman Islands Stock Exchange Listing and Trading

The Company and FEEC shall use their commercially reasonable efforts (a) to procure the admission of the Notes to listing on the Cayman Islands Stock Exchange within six months of the Issue Date, (b) to maintain the listing of the Notes on the Cayman Islands Stock Exchange or, with the consent of the Required Noteholders, another comparable stock exchange and (c) to procure that there will at all times be furnished to any stock exchange on which the Notes are listed such information as such stock exchange may require to be furnished in accordance with its normal requirements or in accordance with any arrangements made with such stock exchange and to satisfy all other conditions that such stock exchange may impose on the listing of the Notes.

ARTICLE 5

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 5.01         Merger, Consolidation, or Sale of Assets.The Company and FEEC will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company or FEEC is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of FEEC and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person without the consent of the Required Noteholders.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01         Events of Default.

Each of the following is an “Event of Default”:

(a)         the Company’s default for 2 days in the payment when due of interest or Additional Amounts on the Notes;

(b)         the Company’s default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(c)         failure by FEEC or any of its Restricted Subsidiaries to comply with the provisions described in Sections 3.07, 3.09, 3.10, 4.12, 4.13 and 4.17 and Article 5;

(d)         failure by FEEC or any of its Restricted Subsidiaries for 5 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements (other than clauses (a), (b) and (c) above or clause (e) below) in this Indenture or any of the Collateral Documents;

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(e)         failure by the Company, FEEC or any of FEEC’s Restricted Subsidiaries for 10 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions described in Section 4.03;

(f)          default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by FEEC or any of its Restricted Subsidiaries (or the payment of which is guaranteed by FEEC or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(i)          is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(ii)         entitles any creditor of any such Indebtedness to declare such Indebtedness due and payable prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity may be so accelerated, aggregates $1.0 million or more;

(g)          failure by FEEC or any of its Restricted Subsidiaries to pay final non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of $1.0 million, which judgments are not paid, discharged or stayed for a period of 60 days (or, if later, the date when payment is due pursuant to such judgment);

(h)          except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(i)          FEEC or any of its Restricted Subsidiaries, pursuant to or within the meaning of Bankruptcy Law:

(1)         commences a voluntary case,

(2)         consents to the entry of an order for relief against it in an involuntary case,

(3)         consents to the appointment of a custodian of it or for all or substantially all of its property,

(4)         makes a general assignment for the benefit of its creditors, or

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(5)         generally is not paying its debts as they become due;

(j)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)         is for relief against FEEC or any Restricted Subsidiary in an involuntary case;

(2)         appoints a custodian of FEEC or any Restricted Subsidiary or for all or substantially all of the property of FEEC or any Restricted Subsidiary;

(3)         imposes a moratorium on repayment of Indebtedness of FEEC or any Restricted Subsidiary; or

(4)         orders the winding-up liquidation, or dissolution of FEEC or any Restricted Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(k)          (x) any Security Document at any time for any reason shall cease to be in full force and effect; (y) any Security Document ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby with respect to any Collateral having an aggregate Fair Market Value in excess of $1.0 million, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Security Document or this Indenture; or (z) the Company or any Guarantor, directly or indirectly, contests in any manner the effectiveness, validity, binding nature or enforceability of any Security Document;

(l)          any representation or warranty made by the Company or the Guarantor in the Securities Purchase Agreement pursuant to which the Notes are issued (or in any amendment, modification or supplement hereto or thereto) shall prove to have been incorrect in any material respect on or as of the date made;

(m)          the validity of the Notes, the Note Guarantees or this Indenture shall be contested by the Company or the Guarantor, the Company or the Guarantor shall deny liability under any of the Notes, the Note Guarantees or this Indenture or any of the Notes, the Note Guarantees or this Indenture shall for any reason, including as a result of a change in laws become invalid, ineffective or unenforceable;

(n)          (i) the Project is abandoned in whole or in part, (ii) the Production Sharing Contract is terminated, revoked or otherwise ceases to be in full force and effect or (iii) an Event of Loss occurs with respect to any of the assets of FEEC or the Company or any of their Subsidiaries;

(o)          any nation or government, any state or other political or administrative subdivision thereof, any central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, regulatory or administrative authority of or pertaining to government shall condemn, nationalize, seize or otherwise expropriate all or substantially all of the assets or the Capital Stock of any of the Company or FEEC and such action is not reversed within a period of 60 days; and

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(p)          any restriction or requirement of any nation or government, any state or other political or administrative subdivision thereof, any central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, regulatory or administrative authority of or pertaining to government not in effect on the date hereof is imposed, whether by legislative enactment, decree, regulation, order or otherwise, that both (i) prevents the availability or the transfer of foreign exchange by any of the Company or FEEC, and (ii) prohibits any of the Company or the Guarantor from paying any material portion of the Obligations under the Notes in U.S. Dollars.

Section 6.02         Acceleration.

If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof) with respect to FEEC or any or it Restricted Subsidiaries occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to FEEC or any of its Restricted Subsidiaries, all outstanding Notes shall become due and payable without further action or notice. The Holders of 75% or greater in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal that has become due solely because of acceleration. No such rescission shall extend to any subsequent Default or impair any right consequent thereon.

Section 6.03         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Past Defaults.

(a)          Holders of 75% or greater in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except (i) a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest or Additional Amounts, if any, on, the Notes (including in connection with an offer to purchase), (ii) a Default arising from the failure to redeem or purchase any Note when required pursuant to this Indenture, or (iii) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

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Section 6.05         Control by Supermajority.

Holders of 75% or greater in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06         Limitation on Suits.

Subject to the provisions of this Indenture and the Security Documents relating to the duties of the Trustee and the Collateral Agent, in case an Event of Default occurs and is continuing, neither the Trustee nor the Collateral Agent will be under any obligation to exercise any of the rights or powers under this Indenture or any Security Document at the request or direction of any Holders unless such Holders have offered to the Trustee or the Collateral Agent, as the case may be, indemnity or security satisfactory to it against any loss, liability or expense. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)          the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)          the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)          such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)          during such 60-day period the Holders of 75% or greater in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such use prejudices the rights of another Holder of a Note or obtains a preference or priority over another Holder of a Note).

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Section 6.07         Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest or Additional Amounts, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest and Additional Amounts, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Collateral Agent, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel, out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Agent, as the case may be, to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10         Priorities.

Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

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First: to the Trustee, the Collateral Agent, the Agents and each of their respective attorneys and agents for amounts due under Section 7.07 of this Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Amounts, if any, respectively and for any and all costs, expense and liabilities incurred in connection with enforcement of remedies pursuant to this Article 6 (including costs and expenses of the attorneys and agents of each of the Holders of Notes and beneficial owners of Notes); and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent for any action taken or omitted by it as a Trustee or as a Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or the Collateral Agent, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01         Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(1)         the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

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(2)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c)          The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)         this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2)         the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)         the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereto; and

(4)         no provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability and the Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(d)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(e)          The Trustee will not be liable for the investment of or interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02         Rights of Trustee.

(a)          The Trustee may conclusively rely upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

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(b)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)          The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)          The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)          Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee or any Agent be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or such Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(h)          The Trustee shall not be deemed to have notice of any Event of Default with respect to the Notes unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities as Paying Agent and Registrar hereunder, each Agent, and each agent, custodian and other Person employed to act hereunder.

(j)          With the delivery of this Indenture, each of the Company and FEEC is furnishing to the Trustee, and from time to time thereafter may furnish, an Officer’s Certificate identifying and certifying the incumbency and specimen signatures of the Officers authorized to act on its behalf. Until the Trustee receives a subsequent Officer’s Certificate, the Trustee shall be entitled to conclusively rely on the last such Officer’s Certificate delivered to it for purposes of determining the Officers of the Company and the Guarantor.

(k)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

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Section 7.03         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04         Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Note Guarantee, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes, Note Guarantee, offering materials, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05         Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default upon the Trustee knowing of such Default or Event of Default.

Section 7.06         Reports by Trustee to Holders of the Notes.

(a)          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit by mail all reports as required by TIA §313(c).

(b)          A copy of each report at the time of its mailing to the Holders of Notes will be mailed or delivered by Applicable Procedures by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07         Compensation and Indemnity.

(a)          The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

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(b)          The Company and the Guarantor will, jointly and severally, indemnify the Trustee against any and all damages, costs, claims, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantor, any Holder or any other Person) or in connection with the exercise or performance of any of its rights, powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantor of their obligations hereunder. The Company or such Guarantor may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld) defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)          The obligations of the Company and the Guarantor under this Section 7.07 will survive the satisfaction and discharge of this Indenture, the payment of the Notes and/or the resignation or removal of the Trustee.

(d)          To secure the Company’s and the Guarantor’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest or Additional Amounts, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture, the payment of the Notes and/or the resignation or removal of the Trustee.

(e)          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)          The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 7.08         Replacement of Trustee.

(a)          A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

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(b)          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of 75% or greater in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)         the Trustee fails to comply with Section 7.10 hereof;

(2)         the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)         a custodian or public officer takes charge of the Trustee or its property; or

(4)         the Trustee becomes incapable of acting.

(c)          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. However, at any time the beneficial owners of 75% or greater in aggregate principal amount of the then outstanding Notes may remove the existing trustee and designate or appoint a successor Trustee, which may be an affiliate of the Holders but such affiliate shall not be entitled to compensation greater than that agreed to be paid to the Trustee appointed by the Company and the Company shall take such action as is required in connection with the appointment of such designated Trustee.

(d)          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)          A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Upon such delivery, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee, including for the avoidance of doubt any successor Trustee appointed by beneficial owners of the Notes pursuant to clause (c) of this Section 7.08, will have all the rights, powers and duties of the Trustee under this Indenture without any further act required. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09         Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

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Section 7.10         Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition, unless otherwise agreed to by the Required Noteholders.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5) unless otherwise agreed to by the Required Noteholders. The Trustee is subject to TIA §310(b) unless otherwise agreed to by the Required Noteholders.

Section 7.11         Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01         Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time after all Obligations under the Existing Credit Facility have been repaid in full in cash, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02         Legal Defeasance and Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”) and each Guarantor shall be released from all of its obligations under its Note Guarantee. For this purpose, Legal Defeasance means that the Company and FEEC shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, or interest or Additional Amounts, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof, (b) the Company’s obligations with respect to such Notes under Sections 2.06, 2.07 and 2.10 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the obligations of the Company and the Guarantors in connection therewith and (d) this Article 8. If the Company exercises under Section 8.01 hereof the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

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Section 8.03         Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of the Company and its Restricted Subsidiaries shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Section 3.10, Section 4.03, Sections 4.08 through 4.21 and Sections 4.23 through 4.27 hereof, and the operation of Section 5.01 hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”) and each Guarantor shall be released from all of its obligations under its Note Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(h) and Sections 6.01(k) through 6.01(p) hereof shall not constitute Events of Default.

Section 8.04         Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes.

Legal Defeasance or Covenant Defeasance may be exercised only if:

(a)          the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest and Additional Amounts, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

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(b)          in the case of Legal Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)          in the case of Covenant Defeasance, the Company delivers to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)          no Default or Event of Default shall have occurred and be continuing either: (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (ii) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e)          such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(f)          the Company delivers to the Trustee an Opinion of Counsel, subject to customary exceptions and assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors’ rights;

(g)          the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(h)          the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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Section 8.05         Deposited Cash and U.S. Government Obligations To Be Held In Trust; Other Miscellaneous Provisions.

Subject to Section 8.05 hereof, all cash and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants of recognized international standing expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06         Repayment to Company.

Any cash or non-callable U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest or Additional Amounts, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

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Section 8.07         Reinstatement.

If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 and 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 and 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Additional Amounts, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01         Without the Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, the Trustee and the Collateral Agent, as applicable, may amend or supplement this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement and the other Security Documents without the consent of any Holder of a Note (subject to the terms of the Intercreditor Agreement):

(a)          to cure any ambiguity, defect or inconsistency;

(b)          to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(c)          to make, complete or confirm any grant of Collateral permitted or required by this Indenture, the Intercreditor Agreement or any of the Security Documents;

(d)          if necessary, in connection with any addition of Collateral permitted under the terms of this Indenture or the Security Documents;

(e)          to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee or Collateral Agent; or

(f)          in the event that PIK Notes are issued in certificated form, to make appropriate amendments to this Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

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After an amendment or supplement under this Section becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment or supplement. Any failure of the Company to mail such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of such amended or supplemental indenture.

Section 9.02         With Consent of Holders of Notes.

Except as provided in Section 9.01 and below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.08, 4.12 and 4.16 hereof) and the Notes and the Note Guarantees may be amended or supplemented with the consent of the Required Noteholders (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Required Noteholders (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Required Noteholders may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees.

However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)          reduce the principal amount of the then outstanding Notes whose Holders must consent to an amendment, supplement or waiver;

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(b)          reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the Notes (other than a payment required by one of the covenants described in Sections 3.09, 3.10, 4.12, 4.13 and 4.17);

(c)          reduce the rate of or change the time for payment of interest, including default interest, on any note;

(d)          waive a Default or Event of Default in the payment of principal of, or premium or Additional Amounts, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Required Noteholders and a waiver of the payment default that resulted from such acceleration);

(e)          make any note payable in money other than that stated in the Notes;

(f)          make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or premium or Additional Amounts, or interest, if any, on the Notes;

(g)          waive a redemption payment with respect to any note (other than a payment required by one of the covenants described in Sections 3.09, 3.10, 4.12, 4.13 and 4.17);

(h)          release any Subsidiary Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(i)          make any change in the preceding amendment and waiver provisions; or

(j)          cause the Notes to become subordinated in right of payment to any other Indebtedness.

In addition, any amendment to, or waiver of, the provisions of this Indenture, any Security Document or the Intercreditor Agreement that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or subordinating Liens securing the Notes (except as permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreement) will require the consent of the Required Noteholders.

Section 9.03         Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

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Section 9.05         Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a written order from the Company to authenticate such Notes, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06         Trustee to Sign Amendments.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
SUBSIDIARY GUARANTEES

Section 10.01         Subsidiary Guarantees.

(a)          Subject to this Article 10, each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee or the Authenticating Agent and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Subsidiary Guarantor shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor also agrees that this is a guarantee of payment and not a guarantee of collection.

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(b)          Each Subsidiary Guarantor hereby agrees that its obligations with regard to such Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Subsidiary Guarantor, to (A) proceed against the Company, any other guarantor (including any other Guarantor) of the obligations under the Subsidiary Guarantees or any other Person, (B) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (D) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the obligations under the Subsidiary Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the obligations under the Subsidiary Guarantees; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Benefited Party’s errors or omissions in the administration of the obligations under the Subsidiary Guarantees, except behavior which amounts to bad faith; (v)(A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guarantees and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims and (D) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the obligations under the Subsidiary Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (vii) to the extent permitted under applicable law, the benefits of any “One Action” rule and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guarantees. Except to the extent expressly provided herein, including Section 8.02, 8.03 and 10.05, each Subsidiary Guarantor covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.

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(c)          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantor, any amount paid either to the Trustee or such Holder, any Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)          Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of any Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of any such Subsidiary Guarantee. The Subsidiary Guarantor shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the applicable Subsidiary Guarantee.

Section 10.02         Limitation on Subsidiary Guarantor Liability.

The Company, each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantees shall be full and unconditional and enforceable to the fullest extent permitted by law. In furtherance of the foregoing, the Company, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of each Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of any such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03         Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Subsidiary Guarantor by one of its Officers.

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Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture, supplemental indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 10.04         Guarantor May Merge, Consolidate, Etc., On Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than FEEC, the Company or another Subsidiary Guarantor, unless:

(a)          immediately after giving effect to such transaction, no Default or Event of Default exists; and

(b)          either (i) the Person acquiring the property in any such sale or disposition, or the Person formed by or surviving any such consolidation or merger (if such surviving Person is not the Subsidiary Guarantor), unconditionally assumes all the obligations of that Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee, or (ii) in the case of any such sale or disposition (including by way of merger or consolidation) the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.12.

In case of any such sale or other disposition, consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein or in any supplemental indenture to this Indenture as a Subsidiary Guarantor. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) of this Section 10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

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Section 10.05         Releases of Subsidiary Guarantees.

(a)          The Subsidiary Guarantee of a Subsidiary Guarantor will be released and such Person shall no longer be deemed a Subsidiary Guarantor for purposes of this Indenture:

(1)         in connection with any sale, disposition or other transfer of Capital Stock of a Subsidiary Guarantor to a Person (including by way of merger or consolidation) that is not (either before or after giving effect to such transaction) FEEC, the Company or a Subsidiary of the Company, if after such sale, disposition or other transfer, such Subsidiary Guarantor is no longer a Restricted Subsidiary of FEEC; or

(2)         if FEEC properly designates the Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 4.16 hereof.

(b)          Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that all conditions precedent provided for in the Indenture relating to such release and discharge have been complied with and that such release and discharge is authorized and permitted under the Indenture, including without limitation that the application of Net Proceeds were applied (or, in the case of clause (a)(2) of this Section 10.05, will be applied) in accordance with Section 4.12 hereof, or such designation was made in accordance with Section 4.16 hereof, as the case may be, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee; provided that no release and discharge of the Subsidiary Guarantee will be effective against the Trustee, any Agent or the Holders if a Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release and discharge until such time as such Default or Event of Default is cured or waived.

(c)          Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
PARENT GUARANTEE

Section 11.01         Parent Guarantee.

(a)          Subject to this Article 11, FEEC hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee or the Authenticating Agent and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest and Additional Amounts on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, FEEC shall be obligated to pay the same immediately. FEEC also agrees that this is a guarantee of payment and not a guarantee of collection.

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(b)          FEEC hereby agrees that its obligations with regard to its Parent Guarantee shall be unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of FEEC’s obligations hereunder. FEEC further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any Benefited Party, as a condition of payment or performance by FEEC, to (A) proceed against the Company, any other guarantor (including any Subsidiary Guarantor) of the obligations under the Parent Guarantee or any other Person, (B) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (D) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the obligations under the Parent Guarantee or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the obligations under the Parent Guarantee; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Benefited Party’s errors or omissions in the administration of the obligations under the Parent Guarantee, except behavior which amounts to bad faith; (v)(A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Parent Guarantee and any legal or equitable discharge of FEEC’s obligations hereunder, (B) the benefit of any statute of limitations affecting FEEC’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims and (D) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Parent Guarantee, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the obligations under the Parent Guarantee or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (vii) to the extent permitted under applicable law, the benefits of any “One Action” rule and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Parent Guarantee. Except to the extent expressly provided herein, including Section 8.02, 8.03 and 11.05, FEEC covenants that its Parent Guarantee will not be discharged except by complete performance of the obligations contained in its Parent Guarantee and this Indenture.

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(c)          If any Holder or the Trustee is required by any court or otherwise to return to the Company, FEEC or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or FEEC, any amount paid either to the Trustee or such Holder, its Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)          FEEC agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. FEEC further agrees that, as between FEEC, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of the Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by FEEC for the purpose of its Parent Guarantee. FEEC shall have the right to seek contribution from any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under the applicable Note Guarantee.

Section 11.02         Execution and Delivery of the Parent Guarantee.

To evidence its Parent Guarantee set forth in Section 11.01 hereof, FEEC hereby agrees that a notation of its Parent Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of FEEC on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of FEEC by one of its Officers.

FEEC hereby agrees that its Parent Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Parent Guarantee.

If an Officer whose signature is on this Indenture, supplemental indenture or on the Parent Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Parent Guarantee is endorsed, the Parent Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Parent Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 11.03         Releases of the Parent Guarantee.

(a)          The Parent Guarantee will be released and FEEC shall no longer be deemed a Guarantor for purposes of this Indenture:

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(1)         upon repayment in full of the principal of, premium, if any, and interest on the Note and all other amounts payable by the Company; or

(2)         satisfaction and discharge of the Notes as provided in Article 12.

(b)          Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that all conditions precedent provided for in the Indenture relating to such release and discharge have been complied with and that such release and discharge is authorized and permitted under the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of FEEC from its obligations under its Parent Guarantee; provided that no release and discharge of the Parent Guarantee will be effective against the Trustee, any Agent or the Holders if a Default or Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release and discharge until such time as such Default or Event of Default is cured or waived.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01         Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

(a)          either:

(1)         all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2)         all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (or delivering such notice of redemption in accordance with the Applicable Procedures) or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, interest and premium, if any, and accrued interest to the date of maturity or redemption;

(b)          no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

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(c)          the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d)          the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

Section 12.02         Deposited Cash and U.S. Government Obligations To Be Held In Trust; Other Miscellaneous Provisions.

Subject to Section 11.03 hereof, all cash and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Amounts, if any, but such cash and securities need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 12.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 12.03         Repayment to Company.

Any cash or non-callable U.S. Government Obligations deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Additional Amounts, if any, on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company and the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining will be repaid to the Company.

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ARTICLE 13
SECURITY

Section 13.01         Grant of Security Interests; Intercreditor Agreement.

(a)          The Company and the Guarantors:

(1)         shall grant a security interest in the Collateral as set forth in the Security Documents to the Collateral Agent for the benefit of the Holders, the Trustee and the Collateral Agent to secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether at Stated Maturity thereof, on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent and the Trustee under this Indenture, the Security Documents, the Note Guarantees and the Notes, subject to the terms of the Intercreditor Agreement and any other Permitted Collateral Liens;

(2)         hereby covenant (A) to enter into and perform and observe their obligations under the Security Documents, (B) take any and all commercially reasonable actions (including without limitation the covenants set forth in the Security Documents and in this Article) required to cause the Security Documents to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Security Documents and the Note Guarantees valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than the collateral agent for the Takeout Credit Facility, and subject to no other Liens (other than Permitted Collateral Liens), and (C) to cause all cash that may be repatriated from bank accounts in PRC to be deposited only into such bank accounts for which a security interest has been perfected in favor of the Collateral Agent for the benefit of the Holders, the Trustee and the Collateral Agent, in each case, except as expressly permitted herein or therein (including, without limitation, in the Intercreditor Agreement); and

(3)         shall do or cause to be done, at their sole cost and expense, all such actions and things as may be necessary, or as may be required by the provisions of the Security Documents, to confirm to the Collateral Agent the security interests in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the Collateral available for the security and benefit of this Indenture and of the Notes and Note Guarantees secured hereby, according to the intent and purpose herein and therein expressed.

(b)          Each Holder, by its acceptance of a Note:

(1)         appoints the Collateral Agent to act as its agent (and by its signature below, the Collateral Agent accepts such appointment);

(2)         consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith; and

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(3)         appoints and authorizes the Collateral Agent to enter, at any time including a future date, into the Intercreditor Agreement.

(c)          This Indenture, including this Article 13, the Notes, the Note Guarantees and the Security Documents (other than the Intercreditor Agreement) will be subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.

(d)          Subject to the terms of this Indenture and the Security Documents, the Collateral Agent will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Security Documents and whether to foreclose on the Collateral following a Default or Event of Default.

Section 13.02         Recording and Opinions.

(a)          The Company and FEEC shall, and FEEC shall cause each of the Subsidiary Guarantors to, at their sole cost and expense, take or cause to be taken all commercially reasonable action required to perfect (except as expressly provided in the Security Documents), maintain (with the priority required under the Security Documents), preserve and protect the security interests in the Collateral granted by the Security Documents, including (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Collateral Agent, and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral pursuant to the terms of the Security Documents, and (ii) the delivery of the certificates, if any, evidencing the certificated securities pledged under the Security Documents, duly endorsed in blank or accompanied by undated stock powers or other instruments of transfer executed in blank. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Security Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant thereto. Neither the Company nor any Guarantor will be permitted to take any action, or omit to take any action, which action or omission might or would have the result of impairing the security interest with respect to any of the Collateral for the benefit of the Collateral Agent, the Trustee or the Holders except as expressly set forth herein, in the Intercreditor Agreement or the Security Documents.

(b)          If property of a type constituting Collateral is acquired by the Company or any Guarantor that is not automatically subject to a Lien or perfected security interest under the Security Documents or there is a new Guarantor, then the Company or such Guarantor will, as soon as reasonably practicable after such property’s acquisition or such Subsidiary becoming a Guarantor and in any event within 10 Business Days, grant Liens on such property (or, in the case of a new Guarantor, all of its assets constituting the type that is Collateral) in favor of the Collateral Agent and deliver certain certificates (including in the case of real property title insurance) and any filings or other documentation in respect thereof as required by this Indenture or the Security Documents and take all necessary steps to perfect the security interest represented by such Liens.

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(c)          The Company shall furnish to the Trustee and the Collateral Agent, on or within one month of December 31 of each year, commencing December 31, 2013, an Opinion of Counsel either (1) (a) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Security Documents have been taken, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given and (b) stating that, to the extent applicable in the relevant jurisdiction, in the opinion of such counsel, based on relevant laws in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral; or (2) stating that, in the opinion of such counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Security Documents.

Section 13.03         Release of Collateral.

(a)          Subject to the terms of the Intercreditor Agreement, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing Obligations under this Indenture under any one or more of the following circumstances:

(1)         upon the full and final payment, satisfaction and performance of all Obligations of the Company and the Guarantors under the Notes, this Indenture, the Note Guarantees and the Security Documents;

(2)         with respect to any asset constituting Collateral, if such Collateral is sold or otherwise disposed of in accordance with the terms of Section 4.12 and the Security Documents and the Company has delivered to the Collateral Agent an Officer’s Certificate certifying to such effect; provided that (a) any cash received from a disposition of Collateral will be required to be deposited in a deposit account maintained by the Company in the United States and held as Collateral subject to the Liens created by the Security Documents and as to which all filings and other actions for perfection have been taken pending its application or use in compliance with Section 4.12 and, from such deposit account, the Company or any Restricted Subsidiary may withdraw funds to deploy the proceeds of an Asset Sale in compliance with Section 4.12; and (b) to the extent that any disposition in such Asset Sale was of Collateral, the non-cash consideration received will be pledged as Collateral under the Security Documents as soon as reasonably practicable after such sale, in accordance with the requirements set forth in this Indenture and the Security Documents;

(3)         upon legal or covenant defeasance or satisfaction and discharge of the Notes as provided in Sections 8.02, 8.03 and 12.01; or

(4)         if any Subsidiary Guarantor is released from its Note Guarantee in accordance with the terms of this Indenture (including by virtue of such Subsidiary Guarantor ceasing to be a Restricted Subsidiary), that Subsidiary Guarantor’s assets will also be released from the Liens securing its Note Guarantee and the other Obligations.

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(b)          In addition to the foregoing, the Company and the Guarantors will comply with the provisions of TIA Section 314. To the extent applicable, the Company and the Guarantors will comply with TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien of the security documents. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission, including “no action” letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral.

(c)          Subject to the terms of the Intercreditor Agreement, upon receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Company or any Guarantor, as the case may be, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents, including the Intercreditor Agreement; provided that the Company or such Guarantor, as the case may be, execute and deliver an Officer’s Certificate to the Trustee and Collateral Agent certifying that the release of such Collateral is permitted under the terms of the Indenture and that all conditions precedent to such release have been satisfied.

(d)          The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents.

Section 13.04         Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or any Guarantor to any Person other than the Company or a Guarantor, and the Company or any Guarantor requests in writing that the Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form prepared by the Company or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release, including the delivery to the Collateral Agent of an Officer’s Certificate and Opinion of Counsel that all conditions thereto have been satisfied. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.

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Section 13.05         Authorization of Actions to be Taken by the Collateral Agent Under the Security Documents.

Subject to the provisions of the applicable Security Documents, the Trustee and each Holder, by acceptance of any Notes agrees that (a) the Collateral Agent shall execute and deliver the Security Documents, and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Note Guarantees and the Security Documents and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Security Documents or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement, if applicable.

Section 13.06         Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and to the extent not prohibited under the Intercreditor Agreement, as applicable, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

Section 13.07         Replacement of Collateral Agent.

A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent shall be effected pursuant to the terms of the Security Agreement and this Section 13.07.

Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the Company, the Guarantors, the Trustee and the Holders. The Required Noteholders may remove the Collateral Agent by so notifying the Company, the Guarantors, the Trustee and the Collateral Agent. Upon receipt of such notice, the Company shall appoint a successor Collateral Agent. Upon acceptance by a successor Collateral Agent of an appointment to serve as Collateral Agent hereunder and under the Intercreditor Agreement and the other Security Documents, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, duties and obligations of the retiring Collateral Agent without further act. Any successor to Wells Fargo Bank, National Association by merger or acquisition of stock or acquisition of the corporate trust business shall continue to be Collateral Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

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Section 13.08         Mortgages and Filings.

With respect to any real property (individually and collectively, the “Premises”) owned by the Company or FEEC on the Issue Date and with respect to any such property to be acquired by the Company or a Guarantor after the Issue Date, in each case, other than to the extent such property constitutes Excluded Assets, subject to the terms of the Intercreditor Agreement:

(a)          The Company shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(b)          In the case of any Premises located in the United States, the Company shall deliver to the Collateral Agent mortgagee’s title insurance policies or title opinions (as applicable) in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable or opinion to the title of such property (as applicable) and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens together with customary endorsements, coinsurance and reinsurance typical for the applicable jurisdiction and accompanied by evidence of the payment in full of all premiums thereon;

(c)          In the case of any Premises located in the United States, the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises prepared on or on behalf of the Company, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company and the Guarantor stating that there has been no change sufficient for the title insurance company to remove all standard survey exceptions and issue the customary endorsements;

(d)          The Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, all abstracts of title, title reports to other title information conducted on behalf of the Company with respect to the Premises and any reserve reports relating to Hydrocarbon Interests attributable to or included in the Collateral; and

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(e)          The Company shall deliver an Opinion of Counsel confirming that the Mortgages and Security Documents create a perfected Lien, subject only to Permitted Liens, on all Collateral, which shall be from local counsel or special regulatory counsel in each jurisdiction where a Premises is located covering the enforceability of the relevant Mortgages the grant and perfection of security interests, the payment of recording taxes, if any, and other customary matters;

in each case, using commercially reasonable efforts to comply with the foregoing by the Issue Date, but in any event, no later than 90 days after the acquisition of the Premises; provided, however, that such 90-day period may be extended by the Company for a period of up to 30 days if such requirements cannot be met due to delays beyond the reasonable control of the Company.

Section 13.09         Leasehold Mortgages and Filings; Landlord Waivers.

(a)          The Company and the Guarantor shall use commercially reasonable efforts to deliver Mortgages with respect to the Company’s leasehold interests in any premises constituting Oil and Gas Properties material to the business taken as a whole (except to the extent such leasehold interest would constitute Excluded Assets) (the “Leased Premises”) occupied by the Company or such Guarantor pursuant to leases which may be mortgaged by their terms or the terms of consent thereto by the landlord (collectively, the “Leases,” and individually, a “Lease”), in each case, using commercially reasonable efforts to comply with the foregoing by the Issue Date, but in any event, no later than 90 days thereafter.

(b)          With respect to any leasehold Mortgage delivered pursuant to the immediately preceding paragraph, the Company or the applicable Guarantor shall provide to the Collateral Agent all of the items described in clauses (b) and (c) (in each case, if, and only if the Leased Premises are located in the United States) and (d) of Section 13.08 hereof and in addition shall use their respective commercially reasonable efforts to obtain an agreement executed by the lessor under the Lease, whereby the lessor consents to the Mortgage and waives or subordinates its landlord Lien (whether granted by the instrument creating the leasehold estate or by applicable law), if any, and which shall be entered into by the Collateral Agent.

(c)          The Company and each Guarantor that is a lessee of, or becomes a lessee of, real property material to the business (except to the extent such leasehold interest would constitute Excluded Assets), is, and will be, required to use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver under which the landlord (i) shall provide notice to Collateral Agent of termination of any lease with the Company or the Guarantor, (ii) shall waive or subordinate its landlord lien, and (iii) shall allow the Collateral Agent to have access to the leased premises in any enforcement action by the Collateral Agent, in the form reasonably acceptable to the Collateral Agent or its legal counsel, executed by the lessor of such real property; provided that in the case where such Lease is a Lease in existence on the Issue Date, the Company or the Guarantor that is the lessee thereunder shall have 90 days from the Issue Date to satisfy such requirement.

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Section 13.10         Further Assurances.

(a)          Neither the Company nor any Guarantor will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted or required to by this Indenture or the Security Documents.

(b)          FEEC and the Company shall, and shall cause any Subsidiary of FEEC to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments and take all further action as the Collateral Agent or the Trustee may reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Security Documents; (ii) file any such notice, filings or other agreements or instruments as may be reasonably necessary under applicable law to perfect the Liens created by the Security Documents and (iii) take all actions necessary to defend title to the Collateral against all persons and defend the security interests of the Collateral Agent in the Collateral and the priority thereof against any Lien not constituting Permitted Collateral Liens.

ARTICLE 14
MISCELLANEOUS

Section 14.01         Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 14.02         Notices.

Any notice or communication by the Company, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Far East Energy Corporation
and/or
Far East Energy (Bermuda), Ltd.
c/o Far East Energy Corporation
363 N. Sam Houston Pkwy. East, Suite 380
Houston, TX 77060
Facsimile No.: (832) 598-0479
Attention: Chief Financial Officer

With a copy to:

Baker & McKenzie LLP
2300 Trammel Crow Center
2001 Ross Avenue
Dallas, Texas 75201
Facsimile No.: (214) 915-5989
Attention: Amar Budarapu, Esq.

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If to the Trustee and/or the Collateral Agent:
Wells Fargo Bank, National Association
750 N. Saint Paul Place, Suite 1750

MAC T9263-170

Dallas, Texas 75201

Facsimile No.: 214-756-7401

Attention: Patrick Giordano

The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given upon actual receipt thereof.

Any notice or communication to a Holder of Definitive Notes will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication to a Holder of a Global Note will be delivered to the Depositary in accordance with the Applicable Procedures. Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails or delivers a notice or communication to Holders, it will mail or deliver a copy to the Trustee and each Agent at the same time.

In respect of this Indenture, the Trustee and the Collateral Agent shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and the Trustee and the Collateral Agent shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee and the Collateral Agent, including without limitation the risk of the Trustee and the Collateral Agent acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

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Section 14.03         Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Collateral Agent, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 14.04         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be:

(1)         an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or the Collateral Agent (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)         an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Collateral Agent (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include substantially:

(1)         a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)         a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)         a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06         No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, any Guarantor, the Trustee or the Collateral Agent, as such, shall have any liability for any obligations of the Company or of the Guarantor under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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Section 14.07         Rules by Trustee and Agents.

The Trustee and the Collateral Agent may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.08         Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 14.09         Submission to Jurisdiction; Service of Process.

(a)          Any suit, action or proceeding against any of the Company or the Guarantor or its or their respective properties, assets or revenues with respect to this Indenture, the Notes or the Note Guarantees (a “Related Proceeding”) may be brought in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof, as the Person bringing such Related Proceeding may elect in its sole discretion. Each of the Company and the Guarantor hereby consents to the non-exclusive jurisdiction of each such court for the purpose of any Related Proceeding and has irrevocably waived any objection to the laying of venue of any Related Proceeding brought in any such court and to the fullest extent it may effectively do so and the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court. Each of the Company and the Guarantor has agreed that service of all writs, claims, process and summonses in any Related Proceeding brought against it in the State of New York may be made upon it at the address for notices set forth in Section 13.02 of this Indenture. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

(b)          The Company and FEEC each hereby irrevocably designates, appoints and empowers CT Corporation (the “Process Agent”), in the case of any suit, action or proceeding brought in the State of New York, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Indenture, the Notes or any of the Security Documents. The Company and FEEC each hereby represents and warrants that the Process Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and FEEC each agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Process Agent shall be deemed, in every respect, effective service of process upon the Company or FEEC, as applicable. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the Company or FEEC, as applicable, in case of the Process Agent 111 Eighth Ave., New York, NY 10011, and the Company and FEEC each hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Company and FEEC each irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent at the Process Agent’s above address or the Company or FEEC at the address specified in Section 14.02 hereof.

114

(c)          To the extent that any of the Company or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Indenture, the Notes, the Note Guarantees and/or the Security Documents.

Section 14.10          Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.11          Force Majeure.

In no event shall the Trustee or the Collateral Agent be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

Section 14.12          No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.13          Successors.

All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee or the Collateral Agent in this Indenture shall bind its successors.

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Section 14.14          Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.15          Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.16          Table of Contents, Headings, Etc.

The Table of Contents and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

116

SIGNATURES

Dated as of January 15, 2013

COMPANY:

FAR EAST ENERGY (BERMUDA), LTD.

By:	/s/ Michael R. McElwrath

Name: Michael R. McElwrath

Title:   Chairman

GUARANTOR:

FAR EAST ENERGY CORPORATION

By:	/s/ Michael R. McElwrath

Name: Michael R. McElwrath

Title:   Chief Executive Officer and President

TRUSTEE AND COLLATERAL AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick Giordano

Name: Patrick Giordano

Title:   Vice President

117

EXHIBIT A

[Face of 144A/IAI/Regulation S Note]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

118

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE OR NON-U.S. SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (B) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (C) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS, IN THE CASE OF SECURITIES PURCHASED UNDER SECTION 4(2) OF OR RULE 144A UNDER THE SECURITIES ACT, SIX MONTHS, OR, IN THE CASE OF SECURITIES PURCHASED PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, 40 DAYS, IN EACH CASE AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO A NON-U.S. PERSON THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE RIGHTS ATTACHING TO THIS NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

119

CUSIP 144A: 307323 AA3

Reg S: G33116 AA5

IAI:  307323 AB1

Senior Secured Notes due 2016

No. ___	$____________

FAR EAST ENERGY (BERMUDA), LTD.

promises to pay to                or registered assigns, the principal sum of __________________________________________________________ DOLLARS on January 15, 2016.

Interest Payment Dates: June 30 and December 30, commencing on June 30, 2013

Record Dates: June 15 and December 15

Dated: _______________, 20__

FAR EAST ENERGY (BERMUDA), LTD.

By:
Name:
Title:

120

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
    as Trustee

By:
Authorized Signatory

Dated:

121

[Back of Note]

 Senior Secured Notes due 2016

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)          Interest. Far East Energy (Bermuda), Ltd., a Bermuda exempted company (the “Company”), promises to pay interest on the principal amount of this Note at a rate per annum set forth below, from January 15, 2013 until maturity, subject to increase as set forth below. The Company will pay interest semi-annually in arrears on June 30 and December 30 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes (including any interest added to the principal as PIK Interest) will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 30, 2013. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest (without regard to any applicable grace period), from time to time on demand at a rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Company will notify the Trustee in writing of the amount of default and/or overdue interest proposed to be paid on each Note and the date of the proposed payment. All reference to “interest” in this Note and the Indenture mean the initial interest rate borne by the Notes and any increases in that rate due to default or overdue interest (unless the Indenture states otherwise). Default and overdue interest will be in addition to any other interest payable from time to time with respect to the Notes.

(2)          Method of Payment. Cash Interest on the Notes will accrue at a rate of 13.000% per annum and be payable in cash. PIK Interest on the Notes will accrue at a rate of 14.500% per annum and be payable (x) with respect to Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant Record Date, by increasing the principal amount of the outstanding global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00) (or, if necessary, pursuant to the requirements of DTC or otherwise, to authenticate new global PIK Notes executed by the Company with such increased principal amounts) and (y) with respect to Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest $1.00), and the Trustee will, at the request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding global Notes as a result of a PIK Payment, the global Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on January 15, 2016 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note.

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(2)          METHOD OF PAYMENT. For any interest payment period, the Company may, at its option, elect to pay interest on the Notes:

(i)          entirely in cash (“Cash Interest”); or

(ii)         entirely by increasing the principal amount of the outstanding Notes (“PIK Interest”).

Interest payment for the first interest payment period commencing on the Issue Date payable entirely in PIK Interest. Thereafter, the Company must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee at least 5 Business Days prior to the beginning of such interest period. The Trustee shall promptly deliver a corresponding notice to the Holder of this Note. In the absence of such an election for any interest period, interest on this Note shall be payable according to the election for the previous interest period. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption or repurchase of Notes as described under Sections 3.07, 3.08, 3.10, 4.12, 4.13 and 4.17 of the Indenture shall be made solely in cash.

The Company will pay Cash Interest on the Notes (except default or overdue interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to default and overdue interest. The Notes will be payable as to principal, premium, if any, interest and any other amounts due at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of Cash Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that: (1) payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent and (2) any payment of interest by check may only be paid so long as no event of default under the Indenture is continuing. Such payment will be in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The principal of the Notes shall be payable only upon surrender of any Note at the specified offices of the Paying Agent. If the due date for payment of the principal in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place.

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(3)          Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity; provided no Event of Default is continuing.

(4)          Indenture and Security Documents. The Company issued the Notes under an Indenture dated as of January 15, 2013 (the “Indenture”) among the Company, the Guarantor named on the signature pages thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Holders are entitled to the benefits of the Security Documents.

(5)          Ranking. This Note shall constitute a senior obligation of the Company and the Obligations of the Company and the Guarantors under the Indenture and this Note and the Note Guarantees shall be secured pursuant to the Security Documents and will be subject to the Intercreditor Agreement.

(6)          Redemption. The Notes are subject to redemption as provided in Article III of the Indenture.

(7)          No Sinking Fund Payments. The Company is not required to make sinking fund payments with respect to the Notes.

(8)          Repurchase at the Option of Holder.

(a)          If there is a Change of Control in circumstances specified in the Indenture, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to minimum amounts of $1,000 and integral multiple of $1.00) of each Holder’s Notes at a purchase price in cash equal to the Change of Control Offer Price (the “Change of Control Payment”) in respect of then outstanding Notes. No later than 10 days following any Change of Control or, at the Company’s option, prior to such Change of Control but after public announcement thereof, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)          If FEEC, the Company or a Restricted Subsidiary of FEEC consummates an Asset Sale, the Company in circumstances specified in the Indenture may be required to offer to all Holders of Notes (an “Asset Sale Offer”) pursuant to Section 4.12 of the Indenture to purchase such aggregate principal amount of Notes that may be purchased out of the Excess Proceeds at a purchase price in cash in an amount equal to Asset Sale Offer Price, in accordance with the procedures set forth in the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

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(c) For each annual period ending December 31, commencing December 31, 2013, the Company in circumstances specified in the Indenture may be required to offer to purchase all or any part of that Holder’s Notes (in minimum amounts of $1,000 and integral multiples of $1.00 in excess thereof) at a purchase price in cash equal to the Excess Cash Flow Offer Price, with an amount of Excess Cash Flow for such period that is equal to 50% of any Excess Cash Flow of Far East Energy Corporation and its Restricted Subsidiaries on a consolidated basis for such annual period minus $5.0 million minus the principal amount of the Existing Credit Facility repaid with Excess Cash Flow for such period.

(d) In the event of any casualty, loss, damage, destruction or similar loss with respect to any property (real or personal) or assets of FEEC, the Company or a Restricted Subsidiary of FEEC, the Company in circumstances specified in the Indenture may be required to offer to all Holders of Notes (an “Insurance Proceeds Offer”) pursuant to Section 4.21of the Indenture to purchase such aggregate principal amount of Notes that may be purchased with the remaining Excess Insurance Proceeds at a purchase price in cash in an amount equal to Insurance Proceeds Offer Price, in accordance with the procedures set forth in the Indenture. Holders of Notes that are the subject of an offer to purchase will receive an Insurance Proceeds Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(9)          Notice of Redemption. Notice of redemption will be mailed by the Company at least 30 days but not more than 60 days before the Redemption Date to the Trustee and each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1.00, unless all of the Notes held by a Holder are to be redeemed.

(10)        Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

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(11)          Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes. Only Holders have rights under the Indenture and this Note.

(12)          Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Required Noteholders, and any existing Default or Event or Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Required Noteholders. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency and to effect certain other changes as set forth in the Indenture.

(13)          Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of 75% or greater in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Required Noteholders by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Company and the Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default, the status thereof, and what action the Company is taking or proposes to take with respect thereto.

(14)          Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15)          No Recourse Against Others. No director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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(16)          Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)          Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)          CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)          Governing Law. THE INDENTURE, THIS NOTE, THE GUARANTEES, THE INTERCREDITOR AGREEMENT AND THE SECURITY DOCUMENTS WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Far East Energy (Bermuda), Ltd.

363 N. Sam Houston Pkwy. East, Suite 380

Houston, Texas 77060

Attention: Chief Financial Officer

127

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                        to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of
this Note)

Signature Guarantee*: _________________________

*          Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12, 4.13 or 4.17 of the Indenture, check the appropriate box below:

☐ Section 4.12	☐ Section 4.13	☐ Section 4.17	☐ Section 4.21

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.12, 4.13 or 4.17 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of
this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*          Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*          This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Far East Energy (Bermuda), Ltd.

363 N. Sam Houston Pkwy., Suite 380

Houston, Texas 77060

Attention: Chief Financial Officer

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

MAC T9263-170

Dallas, Texas 75201

Attention: Corporate, Municipal & Escrow Services

Re: Senior Secured Notes due 2016

Reference is hereby made to the Indenture, dated as of January 15, 2013 (the “Indenture”), among Far East Energy (Bermuda), Ltd., as issuer (the “Company”), Far East Energy Corporation and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Personal and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

131

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)          ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)          ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)          ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)          ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)           ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

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(b)           ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

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ANNEX A TO CERTIFICATE OF TRANSFER

1.          The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)          ☐ a beneficial interest in the:

(i)          ☐ 144A Global Note (CUSIP __________), or

(ii)         ☐ Regulation S Global Note (CUSIP _________), or

(iii)        ☐ IAI Global Note (CUSIP _________); or

2.          After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i)          ☐ 144A Global Note (CUSIP __________), or

(ii)         ☐ Regulation S Global Note (CUSIP _________), or

(iii)        ☐ IAI Global Note (CUSIP _________); or

in accordance with the terms of the Indenture.

134

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Far East Energy (Bermuda), Ltd.

363 N. Sam Houston Pkwy., Suite 380

Houston, Texas 77060

Attention: Chief Financial Officer

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

MAC T9263-170

Dallas, Texas 75201

Attention: Corporate, Municipal & Escrow Services

Re: Senior Secured Notes due 2016

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of January 15, 2013 (the “Indenture”), among Far East Energy (Bermuda), Ltd., as issuer (the “Company”), Far East Energy Corporation, a Nevada corporation and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.                    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.          Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

136

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

137

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Far East Energy (Bermuda), Ltd.

363 N. Sam Houston Pkwy., Suite 380

Houston, Texas 77060

Attention: Chief Financial Officer

Wells Fargo Bank, National Association

750 N. Saint Paul Place, Suite 1750

MAC T9263-170

Dallas, Texas 75201

Attention: Corporate, Municipal & Escrow Services

Re: Senior Secured Notes due 2016

Reference is hereby made to the Indenture, dated as of January 15, 2013 (the “Indenture”), among Far East Energy (Bermuda), Ltd., as issuer (the “Company”), Far East Energy Corporation, a Nevada corporation, and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1.          We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.          We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Registrar a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

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3.          We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Registrar such certifications, legal opinions and other information as you and the Registrar may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.          We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.          We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Registrar are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

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EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January 15, 2013 (the “Indenture”) among Far East Energy (Bermuda), Ltd., as issuer (the “Company”), Far East Energy Corporation, a Nevada corporation, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and the Noteholder Collateral Agent (a) the due and punctual payment of the principal of, premium, if any, interest and Additional Amounts, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture, and the limitations thereon, are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Signature Page Follows]

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FAR EAST ENERGY (BERMUDA), LTD.

By:
Name:
Title:

[Name of Guarantor]

By:
Name:
Title:

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EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, 20__, among __________________ (the “Guaranteeing Affiliate”), an affiliate of Far East Energy (Bermuda), Ltd. (or its permitted successor), a Bermuda exempted company (the “Company”), Far East Energy Corporation, a Nevada corporation (such company and any successor, the “Parent Guarantor”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Parent Guarantor have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 15, 2013 providing for the issuance of Senior Secured Notes due 2016 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Affiliate shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Affiliate shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Affiliate and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.          Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          Agreement to Guarantee. The Guaranteeing Affiliate hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.          No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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4.          NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND NOTE GUARANTEES.

5.          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts, which when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.          The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Affiliate and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: _______________, 20__

FAR EAST ENERGY (BERMUDA), LTD.

By:
Name:
Title:

FAR EAST ENERGY CORPORATION

By:
Name:
Title:

[Guaranteeing Affiliate]

By:
Name:
Title:

By:
Name:
Title:

WELLS FARGO BANK, National Association,
as Trustee

By:
Authorized Signatory

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